EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


         This is an Agreement and Plan of Merger (this "Agreement") dated as of June 16, 2007, among: (a) Porter Bancorp, Inc., a Kentucky corporation ("Porter Bancorp"); (c) PBIB Corporation, Inc., a Kentucky corporation which is wholly owned by Porter Bancorp ("Merger Subsidiary"); and (d) Ohio County Bancshares, Inc., a Kentucky corporation ("Company"). Kentucky Trust Bank, a Kentucky banking corporation (the "Bank"), joins in this Agreement for the limited purposes set forth herein.

                                    RECITALS
                                    --------

         The parties desire that Company be merged into Merger Subsidiary, and subject to the terms and conditions of this Agreement, Porter Bancorp will acquire all of the issued and outstanding shares of capital stock of Company and all of the rights of holders of unexercised Company stock options in exchange for consideration in the aggregate of approximately $12,000,000 in a combination of shares of Porter Bancorp voting common stock ("Porter Bancorp Shares") and cash (said transaction being hereinafter referred to as the "Merger"), of which between 40% and 50% will be payable in cash and between 50% and 60% will be payable in Porter Bancorp Shares, each as provided herein.

         As a condition and inducement to Porter Bancorp's willingness to enter into this Agreement, certain shareholders are entering into an agreement, concurrently with the execution of this Agreement, in the form of Annex A hereto (collectively, the "Voting Agreements") pursuant to which such shareholders have agreed, among other things, to vote their Company Common Shares in favor of this Agreement.

         The parties also desire to make certain representations, warranties, covenants and agreements in connection with the Merger as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    SECTION 1
                                    ---------

                                   Definitions
                                   -----------

         When used herein, the capitalized terms set forth below shall have the following meanings:

         "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Company or the Bank or any proposal or offer to acquire in any manner 25% or more of the equity securities in, or 25% or more of the assets of, Company or the Bank, other than the transactions contemplated by this Agreement.

         "Additional Capital Amount" means the sum of any payments made (i) to transition or terminate Company's or the Bank's data processing agreements as contemplated by Section 5.20, plus (ii) to the Bank's former president in settlement of claims or judgments, if any, she may have arising from her termination of employment with the Bank or under the deferred compensation agreement or stock option agreement, each dated January 1, 2006 and entered into with Company, to which she is a party.

         "Affiliate" means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person.

         "Articles of Merger" shall mean the Articles of Merger required to be filed with the office of the Secretary of State of the Commonwealth of Kentucky to consummate the Merger, as provided in the KBCA.

         "Average  Porter  Closing  Price"  shall have the  meaning set forth in
Section 2.05(a).

         "Bank  Executives"  shall  mean  Scott  Turner,  Karen  Glenn and Kevin
Simpson.

         "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

         "Business Day" shall mean all days other than Saturdays, Sundays and Federal Reserve Board holidays.

         "Cash Exchange Amount" shall have the meaning set forth in Section 2.05(a).

         "CERCLA"   shall   mean  the   Comprehensive   Environmental   Response
Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq.

         "Claims" shall mean all claims of any kind or actions, suits, proceedings, arbitrations or investigations asserted by or against either Company or the Bank, whether actual or, to the knowledge of Company, threatened, against or affecting Company Common Shares, the common capital stock of the Bank or Company's or the Bank' business, prospects, conditions (financial or otherwise) or assets or against any officer, director or employee of Company or the Bank (where such Claims against any officer, director or employee of Company or the Bank arise or might arise in connection with actions taken or omitted or alleged to have been taken or omitted by such officer, director or employee in his or her capacity as an officer, director or employee of Company or the Bank).

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Company Board" shall mean the Board of Directors of Company.

         "Company Common Shares" shall mean the shares of voting common stock, no par value, of Company.

         "Company Disclosure Memorandum" shall mean the written memorandum (with attachments), dated as of the date of this Agreement and delivered not later than the date of execution of this Agreement by Company to Porter Bancorp, and describing in reasonable detail the matters contained therein. Each disclosure made therein shall specifically reference each Section of this Agreement under which such disclosure is made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section of this Agreement in the Company Disclosure Memorandum, to the extent the relevance to such other section of this Agreement is reasonably apparent on the face of such disclosure.

         "Company Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of Company as of December 31, 2006, 2005 and 2004, with year-to-date quarterly information through March 31, 2007, and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 2006, 2005 and 2004, with year-to-date information through March 31, 2007, and
(ii) the monthly unaudited consolidated balance sheets of Company and the related consolidated statements of income, shareholders' equity and cash flows.

         "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

         "Deferred Compensation Agreements" shall mean the deferred compensation agreements between each of the Bank Executives and Company or the Bank listed in
Section 1 of the Company Disclosure Memorandum.

         "Determination  Date"  shall  have the  meaning  set  forth in  Section
2.05(a).

         "Disclosed" shall mean disclosed in the Company Disclosure Memorandum, referencing the Section number herein pursuant to which such disclosure is being made.

         "Dissenting Holders" shall mean shareholders who do not vote in favor of the Merger or consent thereto in writing and who have properly given notice and demanded in writing payment for their Company Common Shares in accordance with Subtitle 13 of the KBCA.

         "Dissenting Shares" shall mean Company Common Shares held by Dissenting Holders.

         "Election Deadline" shall mean 5:00 p.m. (Louisville, Kentucky time) on the last day of the Election Period.

         "Election   Form"  shall  mean  the  election  form  and  a  letter  of transmittal, which forms shall be in form as Company and Porter shall mutually agree.

         "Election Period" shall mean such period of time occurring between (i) the date of the mailing by Company of the Election Form and (ii) three (3) Business Days prior to the Effective Time, within which shareholders may validly elect the form of Merger Consideration set forth in Section 2.05(b) that they will receive.

         "Employee  Benefit  Plan(s)"  shall have the meaning  ascribed to it in
Section 3(3) of ERISA, and the regulations promulgated thereunder.

         "Employee Pension Benefit Plan(s)" shall have the meaning ascribed to it in Section 3(2) of ERISA.

         "Environmental Claim" means any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from a violation of the Environmental Laws or the presence or release into the environment of any Hazardous Substances.

         "Environmental Laws" means all applicable federal, state and local laws and regulations, as amended, relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over and including common law in respect of, pollution or protection of the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other laws and regulations relating to emissions, discharges, releases, or threatened releases of any Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Substances.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean PBI Bank.

         "Financial  Advisor"  shall  mean  Mercer  Capital  Management,   Inc.,
Memphis, Tennessee.

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

         "GAAP" shall mean generally accepted accounting principles in the United States as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis.

         "Hazardous Substances" means any substance or material (i) identified in CERCLA; (ii) determined to be toxic, a pollutant or a contaminant under any applicable federal, state or local statutes, law, ordinance, rule or regulation, including but not limited to petroleum products; (iii) asbestos; (iv) radon; (v) poly-chlorinated biphiphenyls and (vi) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful to human health or the environment.

         "IRS" shall mean the Internal Revenue Service.

         "KBCA" shall mean the Kentucky Business Corporation Act.

         "KOFI" shall mean the Kentucky Office of Financial Institutions.

         "Material Adverse Effect" shall mean, with respect to any party, any change, circumstance, development, condition, or occurrence or effect which, individually or in the aggregate with all other changes, circumstances, developments, conditions, occurrences, and effects (including all breaches of a representation or warranty set forth in this Agreement), has a material adverse effect on (a) the business, business prospects, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, or (b) such party's ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the primary cause of which is (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities that generally affect the banking or bank holding company business to the extent not effecting a party to a materially greater extent than it affects other Persons in the bank or bank holding company business, (ii) any change in GAAP or regulatory accounting requirements applicable to financial institutions or their holding companies generally, (iii) any change, circumstance, development, condition or occurrence in economic, business or financial conditions generally or affecting the banking or bank holding company business to the extent not effecting a party to a materially greater extent than it affects other Persons in the bank or bank holding company business, (iv) actions or omissions taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby or taken as specifically provided in this Agreement, and (v) direct effects of the Agreement on the operating performance of the parties, including reasonable expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

         "Merger Consideration" shall have the meaning set forth in Section 2.05(a).

         "Person" shall mean any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other entity or group of any of the foregoing acting in concert.

         "Porter Bancorp Entity" shall mean Porter Bancorp or any Subsidiary of Porter Bancorp.

         "Porter Bancorp Common Stock" shall mean Porter Bancorp's voting common stock.

         "Proxy Statement" shall mean the proxy statement, together with any supplements thereto, to be sent to shareholders of Company to solicit their votes in connection with a proposal to approve this Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Laws" shall mean: the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939 as amended; and, in each case, the rules and regulations of the Commission promulgated thereunder.

         "Share Exchange Amount" shall have the meaning set forth in Section 2.05(a).

         "Specified Shareholders" shall mean the Persons listed on Annex B to this Agreement.

         "Stock Options" shall mean, collectively, outstanding and unexercised options granted under the Stock Option Agreements to acquire Company Common Shares.

         "Stock Option Agreements" shall mean the stock option agreements between each of the Bank Executives and Company or the Bank listed in Section 1 of the Company Disclosure Memorandum.

         "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (in determining whether one entity owns or controls 50% or more of the outstanding equity securities of another, equity securities owned or controlled in a fiduciary capacity shall be deemed owned and controlled by the beneficial owner).

         "Superior Proposal" shall mean an Acquisition Proposal that is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal, and if consummated, is reasonably likely to result in a transaction more favorable to the shareholders of Company from a financial point of view than the Merger.

         "TILA" shall mean the Truth in Lending Act, as amended.

         "Tangible Capital" shall mean (i) capital, calculated according to GAAP, less (ii) "intangible assets" (as defined according to GAAP), as reported (or reportable) in Company's Report of Condition and Income filed (or to be filed) with the Board of Governors of the Federal Reserve System.

                                    SECTION 2
                                    ---------

                                   The Merger
                                   ----------

         2.01 Merger. Upon the terms and conditions set forth in this Agreement at the Effective Time (as defined in Section 2.03), Company shall be merged with and into Merger Subsidiary in a statutory merger effected in accordance with the provisions of this Agreement and the KBCA. As provided by KRS 271B.11-060, when the Merger takes effect at the Effective Time, the separate corporate existence of Company shall cease and Merger Subsidiary shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of Company. In its capacity as the surviving corporation of the Merger, Merger Subsidiary is sometimes referred to herein as the "Surviving Corporation."

         2.02 The Closing. A "Closing" shall take place at the offices of Porter Bancorp, Inc., 2500 Eastpoint Parkway, Louisville, Kentucky, 40223, at a time and on a date to be specified by Porter Bancorp, which shall not be before the third Business Day following the date Porter Bancorp reasonably expects all of the conditions set forth in Section 6 to have been satisfied (excluding those conditions that cannot be satisfied until the date of Closing), or, except in the case of receipt of the approvals of the Company shareholders and regulatory authorities described in Section 6, waived (by the party entitled to the benefit thereof), or at such other time and date as Company and Porter Bancorp may agree in writing (the "Closing Date"). At the Closing, (a) Porter Bancorp, Merger Subsidiary and Company shall each provide to the other such proof or indication of satisfaction of the conditions set forth in Section 6 as the other may have reasonably requested; (b) the certificates, letters, and opinions required by
Section 6 shall be delivered; (c) Porter Bancorp, Merger Subsidiary, and Company shall cause the Articles of Merger to be filed with the Secretary of State of the Commonwealth of Kentucky; and (d) Porter Bancorp, Merger Subsidiary, Company and the Bank shall execute and deliver to each other all other instruments and assurances, and do all things, reasonably necessary and proper to effect the Merger and other transactions contemplated hereby.

         2.03 The Effective Time. Subject to the satisfaction or, if permissible, the waiver of the conditions set forth in Section 6, the parties hereto shall cause the Closing to occur. The Merger shall become effective at 5:00 p.m. on the date that the Articles of Merger are filed with the Secretary of State of the Commonwealth of Kentucky, unless a later time is so specified in the Articles of Merger which shall be no later than one (1) Business Day after the Closing. The date and time at which the Merger shall become effective is referred to in this Agreement as the "Effective Time."

         2.04  Effect of Merger.

                  (a) From and after the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the KBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  (b) The Articles of Incorporation and Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation at the Effective Time until changed or amended in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and with applicable law.

                  (c) The members of the Board of Directors of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the members of the Board of Directors of the Surviving Corporation at the Effective Time.

                  (d)  The   officers  of  Merger   Subsidiary,   as  in  effect
immediately prior to the Effective Time, shall be the officers of the Surviving Corporation at the Effective Time.

         2.05 Conversion of Shares Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of the holders thereof:

                  (a) Outstanding Company Common Shares. Except as otherwise provided in this Section 2.05, at the Effective Time, each Company Common Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and at the Effective Time, be converted at the election of the holder thereof (in accordance with the election and allocation procedures set forth in Section 2.05(b), (e), (h) and (i)) into the right to receive either (i) a number of Porter Bancorp Shares per Company Common Share equal to the Share Exchange Amount, (ii) an amount of cash per Company Common Share equal to $297.34 (the "Cash Exchange Amount"); or (iii) a combination of Porter Bancorp Shares and cash, as more fully set forth in Section 2.05(b)(iii).

                           The "Share Exchange Amount" shall mean  12.80  Porter
Bancorp Shares for each Company Common Share; provided however, that if on the Determination Date the Average Porter Closing Price shall be less than or equal to $20.91 (10% reduction) or greater than or equal to $25.55 (10% increase), then the Share Exchange Amount shall be adjusted to a number (rounded to the hundredth) equal to $297.34 divided by the Average Porter Closing Price.

                           The "Average Porter Closing  Price"  shall  mean  the
average of the NASDAQ Official Closing Price per share of Porter Bancorp Common Stock on The NASDAQ Global Market, as determined by NASDAQ and reported on the website of www.nasdaq.com for the 10 trading days ending on the last trading day before the Determination Date. If Porter Bancorp declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the closing price per share of Porter Bancorp Common Stock will be appropriately adjusted for the purpose of determining the Average Porter Closing Price.

                           "Determination Date" shall mean  the  third  Business
Day preceding the Closing Date as determined pursuant to Section 2.02 (the third Business Day to be determined by counting the first Business Day preceding the Closing Date as the first day).

                           Subject to  adjustment  for  cash  paid  in  lieu  of
fractional shares in accordance with Section 2.06 and the satisfaction of the Continuity of Interest Test described in Section 6.01(i), it is understood and agreed that the aggregate consideration will be a mixture of Porter Bancorp
Shares and cash, with a minimum of 50% and a maximum of 60% of the Company Common Shares issued and outstanding as of the Effective Time being exchanged for Porter Bancorp Shares and a minimum of 40% and maximum of 50% of the Company Common Shares issued and outstanding as of the Effective Time being exchanged for cash (collectively, the "Merger Consideration").

                           Notwithstanding anything in  this  Agreement  to  the
contrary: (i) if the sum of Company's Tangible Capital on the Closing Date plus the Additional Capital Amount (the sum of which is referred to herein as "Closing Capital") shall be lower than $6,000,000, then the Merger Consideration shall be reduced by $1.00 for each $1.00 (rounded to the nearest dollar) that Company's Closing Capital is below $6,000,000 (the "Reduction Amount"), and the Share Exchange Amount and Cash Exchange Amount will be proportionately adjusted on a percentage basis in relation to the effect the Reduction Amount has on the Merger Consideration on the Closing Date; and (ii) in the event any Stock Options are exercised prior to the Effective Time, the Share Exchange Amount and Cash Exchange Amount will be proportionately adjusted to reflect the increased number of outstanding Company Common Shares.

                  (b) Election as to Outstanding Company Common Shares. Company shareholders shall have the following alternatives in connection with the exchange of their Company Common Shares in connection with the Merger (which alternatives shall, in each case, be subject to the allocation procedures set forth in Sections 2.05(h) and (i)):

                      (i) At the option of the holder, all of the such holder's Company Common Shares shall be converted into the right to receive Porter Bancorp Shares equal to the Share Exchange Amount (such election, the "All Stock Election"); provided, however, that fractional shares will not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 2.06; or

                      (ii) At the option of the holder, all of such holder's Company Common Shares shall be converted into the right to receive cash (payable by check) at the Cash Exchange Amount (such election, the "All Cash Election"); or

                      (iii) At the option of the holder, any whole number of such holder's Company Common Shares shall be converted into the right to receive Porter Bancorp Shares equal to the Share Exchange Amount and the remainder of such holder's Company Common Shares deposited with the Exchange Agent shall be converted into the right to receive cash (payable by check) at the rate of the Cash Exchange Amount (such election, the "Mixed Election"); provided, however, that fractional shares will not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 2.06; or

                      (iv) If no election is made by the holder by the Election Deadline, all of such holder's Company Common Shares will be converted into the right to receive (A) Porter Bancorp Shares as set forth in Section 2.05(b)(i),
(B) cash as set forth in Section 2.05(b)(ii), or (C) any combination of Porter Bancorp Shares and cash as determined by Porter Bancorp or, at Porter Bancorp's direction, by the Exchange Agent equal to the Share Exchange Amount and Cash Exchange Amount, as applicable; provided, however, that (A) fractional shares will not be issued and cash will be paid in lieu thereof as provided in Section 2.06, and (B) Porter Bancorp or the Exchange Agent, as the case may be, shall make such determination so as to comply with the Continuity of Interest Test to the extent possible. Such Company Common Shares will be allocated by the Exchange Agent pro rata among non-electing holders based upon the number of Company Common Shares for which an election has not been received by the Election Deadline in order to (A) achieve the overall ratio of a minimum of 50% and a maximum of 60% of Company Common Shares to be converted into the right to receive Porter Bancorp Shares and a minimum of 40% and a maximum of 50% of Company Common Shares to be converted into the right to receive cash, as determined by Porter Bancorp, in its sole discretion, and (B) satisfy the elections made by Company shareholders to the greatest extent possible. Notice of such allocation shall be provided promptly to each shareholder whose Company Common Shares are allocated pursuant to this Section 2.05(b)(iv).

                      (v) Notwithstanding any other provision of this Agreement, if any holder of Company Common Shares fails to complete and submit an Election Form prior to the Election Deadline, all of such holder's Company Common Shares shall be converted into the right to receive Porter Bancorp Shares, cash or any combination of Porter Bancorp Shares and cash as determined by Porter as set forth in Section 2.05(b)(iv).

                  (c) Shares held by Porter Bancorp. Each Company Common Share held by Porter Bancorp, if any, immediately prior to the Effective Time, shall be cancelled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  (d) Outstanding Porter Bancorp and Merger Subsidiary Shares. Each Porter Bancorp Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unaffected by the Merger. Each share of Merger Subsidiary's common stock issued and outstanding at the Effective Time shall remain issued and outstanding and shall be unaffected by the Merger.

                  (e) Procedures for Election. No later than fifteen (15) Business Days prior to the anticipated Effective Time, the Exchange Agent shall mail the Election Form to each holder of record of a certificate(s) that on the date of mailing of such Election Forms represented outstanding Company Common Shares ("Company Certificates").

                  (f)   Perfection   of  the  Election   Period.   An   election
("Election") shall be considered to have been validly made by a Company shareholder only if the Exchange Agent shall have received an Election Form properly completed and executed by such shareholder and accompanied by a copy of the certificate(s) representing all Company Common Shares covered by the Election Form and such Election Form shall have been received by the Exchange Agent prior to the Election Deadline.

                  (g) Withdrawal of Election. Any Company shareholder may at any time prior to the Election Deadline revoke its election and either (i) submit a new Election Form in accordance with the procedures in Section 2.05(f), or (ii) withdraw the Election Form by providing written notice that is received by the Exchange Agent by 5:00 p.m. (Louisville, Kentucky time) on the Business Day prior to the Election Deadline. Elections shall be automatically revoked without any action by a Company shareholder if this Agreement is terminated.

                  (h) Reduction of Shares Deposited for Cash. If, at the Effective Time, (x) the number of Company Common Shares issued and outstanding that have, at the Election Deadline, been designated in the Elections to be exchanged for cash pursuant to the All Cash Election and the Mixed Election and not withdrawn pursuant to Section 2.05(g) (including Company Common Shares for which no Election has been made by the holder by the Election Deadline and which are allocated to be converted into cash pursuant to Section 2.05(b)(iv)) ("Cash Election Shares"), plus (y) the number of Dissenting Shares, exceeds 50% of the total number of issued and outstanding Company Common Shares at the Effective Time, the Exchange Agent will promptly eliminate from the Cash Election Shares a sufficient number of Cash Election Shares so that the number of Cash Election Shares plus the number of Dissenting Shares equals 50% of the total number of Company Common Shares issued and outstanding at the Effective Time. After giving effect to Section 2.05(b)(iv), such elimination will be effected as follows:

                  (i) The Exchange Agent will eliminate or cause to be eliminated from the Cash Election Shares, and will add or cause to be added to the number of Company Common Shares issued and outstanding that, at the Election Deadline, have been designated in the Elections to be exchanged for Porter Bancorp Shares pursuant to the All Stock Election and the Mixed Election and not withdrawn pursuant to Section 2.05(g) (including Company Common Shares for which no Election has been made by the holder by the Election Deadline and which are allocated to be converted into Porter Bancorp Shares pursuant to Section 2.05(b)(iv)) ("Stock Election Shares"), on a pro rata basis in relation to the total number of Cash Election Shares, such whole number of Cash Election Shares as may be necessary so that the number of Cash Election Shares remaining plus the Dissenting Shares equals 50% of the Company Common Shares issued and outstanding as of the Effective Time;

                      (ii) All Company Common Shares that are eliminated pursuant to Section 2.05(h)(i) from being Cash Election Shares shall be converted into the right to receive Porter Bancorp Shares as provided by Sections 2.05(b)(i) and 2.05(b)(iii); and

                      (iii) Notice of such allocation shall be provided promptly to each shareholder whose Company Common Shares are eliminated from being Cash Election Shares pursuant to Section 2.05(h)(i).

                  (i) Increase of Shares Deposited for Cash. If, at the Effective Time, (x) the number of Cash Election Shares plus (y) the number of Dissenting Shares, is less than 40% of the total number of issued and outstanding Company Common Shares at the Effective Time, the Exchange Agent will promptly add to the Cash Election Shares a sufficient number of Stock Election Shares so that the number of Cash Election Shares plus the number of Dissenting Shares equals 40% of the total number of Company Common Shares issued and outstanding at the Effective Time. After giving effect to Section 2.05(b)(iv), such addition will be effected as follows:

                      (i) The Exchange Agent will eliminate or cause to be eliminated from the Stock Election Shares, and will add or cause to be added to the number of Cash Election Shares, on a pro rata basis in relation to the total number of Stock Election Shares, such whole number of Stock Election Shares as may be necessary so that the number of Cash Election Shares remaining plus the Dissenting Shares equals 40% of the total number of Company Common Shares issued and outstanding as of the Effective Time;

                      (ii) All Stock Election Shares that are eliminated pursuant to Section 2.05(i)(i) shall be converted into the right to receive cash, as provided by Sections 2.05(b)(ii) and 2.05(b)(iii); and

                      (iii) Notice of such allocation shall be provided promptly to each shareholder whose Company Common Shares are converted to Cash Election Shares pursuant to Section 2.05(i)(i).

         2.06 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Company Common Shares converted into the right to receive the Merger Consideration pursuant to the Merger who would otherwise have been entitled to receive a fractional Porter Bancorp Share (after taking into account shares evidenced by all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest), rounded to the nearest cent, determined by multiplying such fractional Porter Bancorp Share by the product of
(x) the Average Porter Closing Price divided by (y) the Share Exchange Amount (subject to a proportionate adjustment, as appropriate, pursuant to Section 2.08). No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional shares.

         2.07  Surrender of Certificates

                  (a) At or prior to the Closing, Porter Bancorp shall deposit, or shall cause to be deposited, with the Exchange Agent, which shall hold in trust for the benefit of Company shareholders entitled thereto pursuant to the terms of this Agreement, certificates representing Porter Bancorp Shares and an estimated amount of cash to be paid pursuant to Section 2.05 in exchange for outstanding Company Common Shares to which holders of Company Common Shares shall be entitled at the Effective Time pursuant to Sections 2.05 and 2.06. Porter shall make available directly or indirectly to the Exchange Agent, from time to time as needed, cash sufficient to pay cash in lieu of fractional Company Common Shares pursuant to Section 2.06.

                  (b) On the Closing Date, Porter Bancorp shall have available for delivery to the Company shareholders, and as soon as reasonably practicable after the Effective Time and no later than five (5) Business Days thereafter, the Exchange Agent shall mail to each holder of record of a Company
Certificate(s) that immediately prior to the Effective Time represented outstanding Company Common Shares that were converted into the right to receive the Merger Consideration pursuant to Section 2.05, (i) a letter of transmittal which letter shall be in customary form and reasonably acceptable to Company, and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents reasonably required by the Exchange Agent in accordance with customary exchange practices, the holder of the Company Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive in respect of the Company Certificates surrendered pursuant to Section 2.05 (after taking into account all Company Common Shares held by such holder immediately prior to the Effective Time). The Exchange Agent shall make such payments and/or issue certificates representing the Porter Bancorp Shares to which such holder was entitled ("Porter Certificates") no later than five (5) Business Days following receipt of all of the documents referenced in the previous sentence in their proper form. In the event of a transfer of ownership of Company Common Shares that is not registered in the transfer records of Company, the aggregate Merger Consideration due may be issued to a transferee if the Company Certificate representing such Company Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.07, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the aggregate Merger Consideration due.

                  (c) In the event any Company Certificates have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of the facts relating thereto by the holder(s) thereof, the consideration as may be required pursuant thereto; provided, however, that Porter Bancorp may, in its discretion, and as a condition precedent to the issuance thereof, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Porter Bancorp or Company or any other party with respect to the Certificates alleged to have been lost, stolen or destroyed.

                  (d) Any portion of the Merger Consideration that remains undistributed to the holders of Company Certificates for one year after the Effective Time shall be delivered to Porter Bancorp or otherwise on the instruction of Porter Bancorp, and any holders of the Company Certificates who have not theretofore complied with this Section 2.07 shall thereafter look only to Porter Bancorp for the Merger Consideration with respect to the Company Common Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.05 and 2.06 of this Agreement. Any such portion of the Merger Consideration remaining unclaimed by holders of Company Common Shares five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become subject to the abandoned property law of any jurisdiction) shall, to the extent permitted by law, become the property of Porter Bancorp free and clear of any claims or interest of any Person previously entitled thereto.

                  (e) No dividends or other distributions with respect to the Porter Bancorp Shares with a record date occurring on or after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate(s) representing Company Common Shares converted in the Merger into the right to receive such Porter Bancorp Shares until the holder thereof shall be entitled to receive Porter Certificates in exchange therefore in accordance with the procedures set forth in this Section 2.07. After becoming so entitled to receive Porter Certificates in accordance with this Section 2.07, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to Porter Bancorp Shares such holder had the right to receive upon surrender of the Company Certificates.

                  (f) The  Exchange  Agent shall  invest any cash portion of the
Merger Consideration as directed by Porter Bancorp, provided that such investments shall be invested solely in Federal Obligations and in agreements to repurchase Federal Obligations that are at least 100% collateralized by Federal Obligations marked to market on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Porter Bancorp.

                  (g) Porter Bancorp shall deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder or any provision of applicable law. To the extent that amounts are so deducted and withheld by Porter Bancorp, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares in respect to which such deduction and withholding were made by Porter Bancorp.

                  (h) None of Porter Bancorp, the Surviving Corporation, Company or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         2.08 Anti-Dilution Provisions. In the event Porter Bancorp changes (or establishes a record date for changing) the number of Porter Bancorp Shares issued and outstanding between the date hereof and the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding Porter Bancorp Shares and the record date therefore shall be prior to the Effective Time, the Porter Bancorp Shares to be issued to Company shareholders as part of the Merger Consideration and the Share Exchange Amount shall be proportionately adjusted.

         2.09 Dissenting Shares. Notwithstanding any other provision of this Agreement to the contrary, Company Common Shares outstanding immediately prior to the Effective Time and that are held by shareholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have properly given notice and demanded in writing payment for such shares in accordance with Subtitle 13 of the KBCA ("Dissenting Holders" and the Company Common Shares held by such Dissenting Holders are collectively referred to herein as the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration provided in Section 2.05, provided, however, all such Dissenting Shares shall cause a reduction at the Effective Time in the cash portion of the Merger Consideration as provided in Section
2.05. Dissenting Holders shall be entitled to receive payment of the fair value of such Company Common Shares held by them in accordance with the provisions of KRS 271B.13-250 of the KBCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to payment for such Company Common Shares under Subtitle 13 of the KBCA shall thereupon be deemed to have been converted into the right to receive and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration as determined pursuant to
Section 2.05(b)(iv), without any interest thereon, upon surrender of the certificate or certificates that formerly evidenced such Company Common Shares in accordance with Section 2.07.

         2.10 Stock Transfer Books. The stock transfer books of Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Company Common Shares thereafter on the records of Company. On or after the Effective Time, any Company Certificates presented to the Exchange Agent, Porter Bancorp or the Surviving Corporation for any reason shall be converted into the right to receive the Merger Consideration with respect to the Company Common Shares formerly represented thereby.

         2.11 Bank Merger. If and as requested by Porter Bancorp, Company and the Bank agree to cooperate with Porter Bancorp and take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the "Bank Merger Agreement"), to cause the Bank to merge with and into PBI Bank, Inc. (the "Bank Merger"), at or promptly after the Effective Time and in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement.

                                    SECTION 3
                                    ---------

                    Representations and Warranties of Company
                    -----------------------------------------

         Except as Disclosed in the Company Disclosure Memorandum delivered by Company to Porter Bancorp concurrently herewith, Company represents and warrants to Porter Bancorp and Merger Subsidiary as follows:

         3.01 Organization and Qualification. Company is a Kentucky corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. The Bank is a Kentucky banking corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky and is authorized to transact a banking business in Kentucky. Company and the Bank have all requisite corporate power and authority to own and lease their property and to conduct their businesses as they are now being conducted. Neither the character of the property owned or leased by Company or the Bank, nor the nature of the activities conducted by Company or the Bank makes it necessary for Company or the Bank to qualify as a foreign corporation or entity in any jurisdiction. The Bank is a member in good standing of and all eligible accounts of deposit in the Bank are insured by the FDIC, to the fullest extent permitted by law.

         3.02 Authorization. Company and the Bank have the full right, corporate power and authority to enter into, execute, deliver and perform, subject to approval of the holders of a majority of the issued and outstanding Company Common Shares ("Company Requisite Vote"), their obligations under this Agreement. Except for the Company Requisite Vote, the execution, delivery and performance of this Agreement by Company and the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action on the part of Company and the Bank. The Board of Directors of Company and the Bank have adopted and/or approved this Agreement. This Agreement constitutes a valid and legally binding obligation of Company and the Bank, subject to (a) applicable bankruptcy, insolvency and similar laws now or thereafter in effect concerning creditors' rights and remedies generally and (b) general principles of equity, whether applied in a court of law or a court of equity. Neither Company nor the Bank has a legal obligation, absolute or contingent, to any other Person (a) to sell any substantial part of its assets, or to sell any of its assets except in the ordinary course of business; (b) to effect any merger, share exchange, consolidation or other reorganization; (c) to enter into any agreement with respect thereto, or (d) to take any other similar action inconsistent with the transactions contemplated by this Agreement. Neither the execution, delivery, or performance of this Agreement by Company or the Bank, nor the consummation of the transactions contemplated hereby by Company or the Bank will: (a) violate, conflict with, or result in a breach of any provision of the articles of incorporation or the bylaws of Company or the Bank; or (b) (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Company or the Bank under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation which binds Company or the Bank or any assets of Company or the Bank which violation, conflict, breach, default, termination or acceleration of performance, lien, security interest, charge or encumbrance would reasonably be expected to have a Material Adverse Effect on Company; or (c) subject to receipt of governmental approvals required to consummate the transactions contemplated by this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to Company or the Bank or any assets of Company or the Bank.

         3.03 Subsidiaries. Other than Company's interest in the Bank and other than security interests in collateral securing loans extended by the Bank in the ordinary course of business, neither Company nor the Bank has ever owned an interest greater than or equal to five percent (5%) of the equity or voting securities of any class of any Person.

         3.04  Capital Stock.

                  (a) The authorized capital stock of Company consists of 2,000 shares of non-voting preferred stock, none of which are issued and outstanding and 100,000 Company Common Shares, of which 40,358 shares are issued and outstanding as of the date hereof, and there shall not be greater than 42,958 shares issued and outstanding as of the Closing Date. The authorized capital stock of the Bank consists of 20,000 shares of common stock, $10.00 par value per share, of which 15,511 are issued and outstanding as of the date hereof. All of the outstanding capital stock of Company and the Bank has been validly issued, fully paid and is nonassessable. None of the outstanding shares of capital stock of Company or the Bank has been issued in violation of the preemptive rights of any person. Company owns, legally and beneficially, all issued and outstanding shares of capital stock of the Bank; such stock is registered in the name of Company, and Company has, and at the Effective Time shall have, good and marketable title to such stock, free and clear of all pledges, liens, charges, encumbrances, security interests, claims, undertakings, rights of first refusal, options or other restrictions of any nature whatsoever (other than pursuant to this Agreement).

                  (b) Item 3.04 of the Company Disclosure Memorandum sets forth for each Stock Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under
Section 422 of the Code, the number of Company Common Shares subject to each option, and the number of Company Common Shares subject to options that are currently exercisable or which will be exercisable at or before the Effective Time and the exercise price per share. Except as set forth in the Company Disclosure Memorandum, there are no outstanding options, warrants, contracts, or commitments to which Company or the Bank are parties entitling any Person to purchase or otherwise acquire from Company or the Bank any shares of capital stock of Company or the Bank or any securities convertible into or exchangeable for any of shares of the capital stock of Company or the Bank. Neither Company nor the Bank has any obligation of any nature whatsoever with respect to any unissued shares or shares which have been acquired, redeemed or converted. Neither Company nor the Bank has any outstanding contractual obligation to repurchase, redeem or otherwise acquire any of their outstanding shares. A current, complete and accurate list of the shareholders of Company as of the date of this Agreement indicating the name, address and number of shares held of record for each shareholder has been delivered to Porter Bancorp. Since December 31, 2006, neither Company nor the Bank has:

                      (i)  directly  or  indirectly   redeemed,   purchased   or
otherwise acquired any of its shares;

                      (ii) declared, set aside or paid any dividend or other distribution in respect of any of its shares; or

                      (iii) issued or granted any right or option (other than this Agreement) to purchase or otherwise acquire any of their shares.

         3.05 Corporate Documents, Books, Records and Permits. Company has delivered to Porter Bancorp true and complete copies of its Articles of Incorporation, the Articles of Incorporation of the Bank, and of its Bylaws and the Bylaws of the Bank, as amended. All of the foregoing are current, complete and correct in all material respects. The minute books of Company and the Bank contain or will contain at Closing accurate records in all material respects of all meetings and other corporate actions of their respective shareholders and Boards of Directors (including committees of the Board of Directors), and the signatures contained therein are the true signatures of the persons whose signatures they purport to be. Each of Company and the Bank possess all licenses, franchises, approvals, certificates, permits and other governmental authorizations necessary for the continued conduct of their respective businesses without material interference or interruption.

         3.06  Financial Statements; Statements True.

                  (a) The Company Financial Statements fairly present or will fairly present in all material respects, as the case may be, the consolidated financial position of Company and the Bank as of the dates indicated and the consolidated statements of income, changes in shareholders' equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP applied on a consistent basis.

                  (b) Neither Company nor the Bank has any liability (whether accrued, absolute, contingent or otherwise) that is material to Company on a consolidated basis, or that, when combined with all liabilities as to similar matters would be material to Company on a consolidated basis, except as disclosed in the Company Financial Statements.

                  (c) No written statement in this Agreement or the Annexes attached hereto, the Company Disclosure Memorandum, or the certificates and instruments to be delivered at the Closing by Company or the Bank to Porter Bancorp, contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.07 Regulatory Reports. Except to the extent prohibited by law, Company has made available to Porter Bancorp true and complete copies of (a) all financial and/or condition reports of Company and/or the Bank as filed with the Federal Reserve Board, the FDIC, or the KOFI (i) for the years ended December 31, 2006, 2005 and 2004, and (ii) for each calendar quarter since December 31, 2006, and (b) any and all other reports, applications and documents which either the Bank or Company has filed with the Federal Reserve Board, the FDIC or the KOFI since January 1, 2004.

         3.08 Absence of Certain Changes or Events. Since December 31, 2006, there have been no events or conditions of any character (whether actual or threatened) pertaining to the financial condition, businesses, prospects or assets of Company or the Bank, separately or in the aggregate, that have had, or would reasonably be expected to have, a Material Adverse Effect, and, to the knowledge of Company, no fact or condition exists that Company believes will cause such a Material Adverse Effect before the Closing. Since December 31, 2006, neither Company nor the Bank has:

                  (a) borrowed any money, incurred any liability or obligation, or lent any money or pledged any of its credit in connection with any aspect of any of its business other than in the ordinary course of business consistent with past practice;

                  (b)   mortgaged   or   otherwise   subjected   to  any  liens,
encumbrances or other liabilities any of its assets or business, other than in the ordinary course of business consistent with past practice;

                  (c) sold, assigned or transferred any of its assets or business other than in the ordinary course of business consistent with past practice;

                  (d) suffered any damage, destruction or loss, whether or not covered by insurance that has had, or would reasonably be expected to have, a Material Adverse Effect;

                  (e) made or suffered any amendments, terminations of or defaults under any material contract, agreement, license or other instrument;

                  (f) received notice or had knowledge that any of its credit or deposit customers has terminated or intends to terminate its relationship, a termination which either singly or in the aggregate that has had, or would reasonably be expected to have, a Material Adverse Effect;

                  (g) received any notice from a regulatory authority asserting or threatening to assert that any of them is in violation of any statute, law, regulation or order applicable to the business or assets of any of them, which violation has had, or would reasonably be expected to have, a Material Adverse Effect, if any;

                  (h) failed to operate its business in the ordinary course so as to preserve the business organization intact, and to preserve the goodwill of its customers and others with whom it has business relations;

                  (i) incurred any extraordinary losses or, except in accordance with customary banking or mortgage servicing practices, waived any material rights in connection with any aspect of its business, whether or not in the ordinary course of business;

                  (j) canceled any debts owed to any of them or any material claims, in each case, in excess of $50,000 or paid any noncurrent, material obligations or liabilities;

                  (k) made any capital expenditure or capital additions or betterments, including any such expenditure, addition or betterment effected through a capital lease exceeding $20,000;

                  (l) paid or agreed to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any of its present or former (i) directors, (ii) officers, or (iii) employees who are being compensated on an annual basis at a rate exceeding $30,000 per year; or increased by an amount in excess of three percent (3%) any of their compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments);

                  (m) renewed, amended, become bound by or entered into any material agreement, contract, commitment or transaction other than extensions of credit made in the ordinary course of business consistent with past practice;

                  (n) changed any accounting practice followed or employed in preparing the Financial Statements other than on account of any change in GAAP;

                  (o) made any loans, extended any credit, given any discounts or entered into any financing leases which have not been (i) made for good, valuable and adequate consideration in the ordinary course of business consistent with past practice, (ii) evidenced by notes or other forms of indebtedness which are true, genuine and what they purport to be, and (iii) adequately reserved against in an aggregate amount sufficient in the opinion of management to provide for all charge-offs reasonably anticipated in the ordinary course of business in accordance with GAAP; or

                  (p)  entered  into  any  agreement,   contract  or  commitment
applicable as of the date hereof to do any of the foregoing.

         3.09  Taxes.

                  (a) Company and the Bank (i) have timely filed all material federal, state, foreign and local income, franchise, excise, sales, intangibles, real and personal property, employment and other tax returns, tax information returns and reports required to be filed by them or by their agents on behalf of Company or any Company Subsidiary; (ii) have paid, or made adequate provision in the opinion of management for the payment of, all material taxes, interest payments and penalties (whether or not reflected in returns as filed) due and payable (and/or accruable for all periods ending on or before the date of this Agreement) by them to any city, county, state, foreign country, the United States or any other taxing authority; and (iii) are not delinquent in the payment of any material tax or governmental charge of any nature.

                  (b) No audit, examination or investigation is presently being conducted or, to the knowledge of Company, is threatened by any taxing authority with respect to Company or any Company Subsidiary. To the knowledge of Company, no unpaid tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative with respect to Company or any Company Subsidiary. No agreements for the extension of time for the assessment of any amounts of tax have been entered into by or on behalf of Company or the Bank. Company and the Bank have withheld (and timely paid to the appropriate governmental entity) proper and accurate amounts from their employees for all periods in material compliance with all tax withholding provisions (including, without limitation, income, social security and employment tax withholding for all forms of compensation) of applicable federal, state, foreign and local laws. Company and the Bank have made available to Porter Bancorp true and correct copies of all federal and state income tax returns filed by any of them for all tax periods commencing after December 31, 2003.

                  (c) Neither Company nor the Bank has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under
Section 280G or 162(m) of the Code.

         3.10  Title to Assets.

                  (a) On December 31, 2006, Company and the Bank had and, except with respect to assets disposed of in the ordinary course of business since December 31, 2006, now have, good and marketable title to all properties and assets reflected on the Financial Statements as of December 31, 2006, free and clear of all mortgages, liens, pledges, easements, restrictions, encroachments, governmental regulations, security interests, charges or encumbrances of any nature, except as disclosed in the Company Financial Statements as of December 31, 2006 and for:

                      (i) the   mortgages   and   encumbrances   which    secure
indebtedness which is properly reflected on the Financial Statements;

                      (ii) liens for taxes accrued but not yet payable;

                      (iii) liens arising as a matter of law in the ordinary course of business as to which there is no known default; and

                      (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the present use or sale of any of their properties and assets.

                  (b) Item 3.10(b) of the Company Disclosure Memorandum lists all leases, other than "financing leases" where Company or any Company Subsidiary is the lessor, of personal property to which Company and/or the Bank is a party. Company has made available to Porter Bancorp true and correct copies of all leases referred to in Item 3.10(b) of the Company Disclosure Memorandum, together with all amendments and modifications thereof. With respect to each lease of personal property to which Company and/or the Bank is a party, except for leases in which either Company or the Bank as lessor entered into as a "financing lease":

                      (i) such lease is in full force and effect in accordance with its terms;

                      (ii) all rents and additional rents due to date have been paid;

                      (iii) the lessee under each of the leases has been in peaceable possession since the commencement of the original term of the lease; and

                      (iv) no event of default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default by Company or the Bank under such lease, exists.

                  (c) With respect to any real property owned in fee by Company or the Bank which real property is set forth on Item 3.10(c) of the Company Disclosure Memorandum:

                      (i) all work to be performed by or for Company or the Bank with respect to all improvements in excess of $25,000 to the property owned by any of them has been fully completed and paid for by them;

                      (ii) all permits and certificates with respect to construction of improvements on the property owned by Company or the Bank have been obtained and the property has been properly zoned for use and occupancy as a banking or other business facility as currently used by Company or the Bank; and

                      (iii) all material improvements to the property since Company's inception have been made in accordance with plans and specifications approved by Company or the Bank, as appropriate.

         3.11  Environmental Hazards.

                  (a) Neither Company nor the Bank has:

                      (i) to Company's knowledge, used, stored, manufactured, or suffered to exist (collectively, "Utilized") any Hazardous Substance on, in or under any of their property, whether currently or previously owned or leased by Company or the Bank, other than in accordance with all Environmental Laws, or

                      (ii) transported or disposed, or caused or permitted any Person to transport or dispose, of any Hazardous Substance, other than in accordance with all Environmental Laws.

                  (b) To Company's knowledge, no Hazardous Substances have been Utilized at any time on, in or under any of Company 's or the Bank's property, whether currently or previously owned or leased by any of them, other than in accordance with all Environmental Laws.

                  (c) Neither Company nor the Bank is subject to any Environmental Claim, nor are any of the properties of Company or the Bank, whether currently or previously owned or leased by Company or the Bank, subject to any asserted or, to the knowledge of Company, unasserted lien, under any of the Environmental Laws.

                  (d) To Company's knowledge, neither Company nor any of Bank has ever violated any of the Environmental Laws in any material respect, and, to Company's knowledge, each of them is presently in compliance in all material respects with all Environmental Laws. Without limiting the generality of the foregoing, no asbestos, PCBs or other Hazardous Substance or any petroleum product or constituents thereof is present on, in or under any of the property of Company or the Bank, whether currently or previously owned or leased.

                  (e) To Company's knowledge, no loans of Company or the Bank are secured by property where any Hazardous Substances have ever been Utilized, other than in accordance with all Environmental Laws, and none of the borrowers of Company or the Bank have materially violated any of the Environmental Laws or have any of their property securing a loan by Company or the Bank subject to a lien under any of the Environmental Laws.

                  (f) Neither Company nor the Bank ever permitted any property currently or previously owned or leased by any of them to be used as a landfill or dump site.

                  (g) There are no underground storage tanks or underground pipelines located on any property owned or leased by Company or the Bank. To Company's knowledge, no underground storage tanks have ever been located on any property currently or previously owned or leased by either of them.

         3.12 Litigation, Pending Proceedings and Compliance with Laws. There are no Claims (a) which would prevent the performance of this Agreement or any of the transactions contemplated hereby or declare the same unlawful or cause the rescission thereof, or (b) which have had, or would reasonably be expected to have, a Material Adverse Effect on Company. Company and the Bank have complied with and are not in any default in any material respect under (and have not been charged with, nor, to the knowledge of Company, are threatened with or under investigation with respect to, any charge concerning any material violation of any provision of) any material federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality. There are no material uncured violations or violations with respect to which material refunds or restitution may be required concerning Company or the Bank as a result of examination by any regulatory authority.

         3.13 Regulatory Compliance. Neither Company nor the Bank has ever been a party to (a) any enforcement action instituted by, or (b) any memorandum of understanding or cease and desist order with, any federal or state regulatory agency, and, to Company's knowledge, no such action, memorandum or order has been threatened, and neither Company nor the Bank has received any report of examination from any federal or state regulatory agency which requires Company or the Bank to address any problem or take any action which has not already been addressed or taken in a manner satisfactory to the regulatory agency. Company knows of no fact or condition relating to Company or the Bank (including, without limitation, noncompliance with the CRA and the Bank Secrecy Act) that would reasonably be expected to prevent Company or Porter Bancorp from obtaining all of the federal and state regulatory approvals contemplated herein.

         3.14 Employee Relations. Neither Company nor the Bank (a) is a party to, or negotiating, and have any obligations under, any collective bargaining or similar agreement, with any party relating to the compensation or working conditions of any employees of Company or the Bank; (b) is obligated under any agreement to recognize or bargain with any labor organization or union on behalf of their employees; or (c) has been charged or, to Company's knowledge, threatened with a charge of any unfair labor practice. There are no existing or, to Company's knowledge, threatened labor strikes, slowdowns, disputes, grievances or disturbances affecting or which might affect operations at any facility of Company or the Bank. No work stoppage against Company or the Bank or its business is pending or, to Company's knowledge, threatened, and no such work stoppage has ever occurred. Neither Company nor the Bank has committed any act or failed to take any required action with respect to any of its employees which has resulted or which may result in a violation of: ERISA, or similar legislation as it affects any employee benefit or welfare plan of Company or the Bank; the Immigration Reform and Control Act of 1986; the National Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Occupational Safety and Health Act; Executive Order 11246; the Fair Labor Standards Act; the Rehabilitation Act of 1973; and any regulations under such Acts, and any other federal, state and local laws, regulations and executive orders relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, unemployment and workmen's' compensation laws, any labor relations laws, or any governmental regulations promulgated thereunder, as the same affect relationships or obligations of Company and the Bank with respect to any of the their employees, and which will or reasonably could result in any material liability, penalty, fine or the like being imposed upon Company or the Bank. Neither Company nor the Bank is liable for any arrearage of wages or taxes or penalties for failure to comply with any of the foregoing, and there are no proceedings before any court, governmental agency, instrumentality or arbitrator relating to such matters, including any unfair labor practice claims, either pending or, to Company's knowledge, threatened.

         3.15  Employee Benefit Plans.

                  (a) Item 3.15 of the Company Disclosure Memorandum sets forth a complete list of all Employee Benefit Plans, policies and employment agreements (whether or not subject to ERISA) applicable to employees or directors of Company and the Bank, including, without limitation, plans, funds or programs providing medical, surgical or hospital care or benefits; benefits in the event of sickness, accident, disability, death or unemployment; vacation benefits; apprenticeship or other training programs; day care centers; scholarship funds; prepaid legal services; benefits described in Section 302(c) of the Labor Management Relations Act; retirement income; income deferral for periods extending to the termination of covered employment or beyond; severance pay arrangements; and supplemental retirement income payments which take into account increases in the cost of living. Each Employee Benefit Plan or policy which is funded through a policy of insurance is indicated by the word "insured" placed by the listing of the plan in Item 3.15 of the Company Disclosure Memorandum.

                  (b) True and complete copies of the following documents and information related to the Employee Benefit Plans have been made available to Porter Bancorp: (i) all Employee Benefit Plan documents, summary plan descriptions, and any related trust agreements; (ii) all fringe benefit plans, perquisites and policies; (iii) the three most recent allocation and discrimination testing reports for each defined contribution Employee Pension Benefit Plan and actuarial reports prepared for each defined benefit Employee Pension Benefit Plan; (iv) all insurance policies; (v) the most recent trust report for each Employee Pension Benefit Plan; (vi) any written communications to or from the IRS (including the three most recent Forms 5500 including all schedules filed with the IRS or DOL and the most recent determination letter received from the IRS), the Pension Benefit Guaranty Corporation (the "PBGC") or the United States Department of Labor and other governmental filings with respect to the employee benefit plans; and (vii) for any nonqualified plans, a copy of the "top hat" exemption letter to the Department of Labor have been delivered by Company to Porter Bancorp.

                  (c) Other than as set forth in the documents or information produced pursuant to Section 3.15(b) above or as set forth on the Company Disclosure Memorandum, there are no amendments, modifications, extensions, changes in benefits or benefit structures, or other alterations which Company or the Bank have undertaken to become effective in the future to any of the Employee Benefit Plans or policies.

                  (d) Each Employee Benefit Plan has been executed, managed and administered in material compliance with the applicable provisions of ERISA, the Code, and the regulations promulgated thereunder, and all other applicable laws. Neither Company nor the Bank has knowledge of any fact which would adversely affect the qualified status under Section 401(a) of the Code of any of the Employee Benefit Plans intended to be so qualified, or of any threatened or pending claim against any of the Employee Benefit Plans or their fiduciaries by any participant, beneficiary or government agency.

                  (e) Company and the Bank have complied in all material respects with the notice and continuation requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and Section 4980B of the Code, and the proposed regulations thereunder, whether proposed or final. All reports, statements, returns and other information required to be furnished or filed with respect to the Employee Benefit Plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete in all material respects. Records with respect to the Employee Benefit Plans have been maintained in material compliance with Section 107 of ERISA. Neither Company, the Bank nor, to the knowledge of Company or the Bank, any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any of the Employee Benefit Plans has any material liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA.

                  (f) Neither Company nor the Bank has, with respect to any of the Employee Benefit Plans, nor, to the knowledge of Company, has any administrator of any of the Employee Benefit Plans, the related trusts or any trustee thereof, engaged in any non-exempt prohibited transaction which would subject Company, the Bank, any of the Employee Benefit Plans, any administrator or trustee or any party dealing with any of the Employee Benefit Plans or any such trusts, to a material tax or penalty on prohibited transactions imposed by ERISA, Section 4975 of the Code, or to any other material liability under ERISA.

                  (g) All Employee Pension Benefit Plans and the related trusts which are intended to be exempt under Section 501(a) of the Code and tax-qualified under Section 401(a) of the Code are, and have been since adoption, so exempt and qualified, and are identified in Item 3.15 of the Company Disclosure Memorandum as "qualified plans," and the date of the most recent determination letter from the IRS confirming the qualification of each such plan is set out in Item 3.15 of the Company Disclosure Memorandum.

                  (h) Neither Company nor the Bank currently sponsors, or has ever sponsored, an Employee Pension Benefit Plan subject to Section 302 of ERISA and 412 of the Code, nor does Company or the Bank currently sponsor, or has ever sponsored, an Employee Pension Benefit Plan subject to Title IV of ERISA.

                  (i) None of the Employee Pension Benefit Plans is, and Company and the Bank have never contributed to, a "multiemployer plan," as that term is defined in Section 3(37) of ERISA (as particularly amended by The Multiemployer Pension Plan Amendments Act of 1980).

                  (j) Company and the Bank have provided to Porter Bancorp the information in their possession that Porter Bancorp has requested to determine the accounting treatment which may be accorded any of the retiree or other post-employment welfare benefits currently, or at any time, in force under proposed Financial Accounting Standards Board guidelines. All programs providing retiree or other post-employment welfare benefits are listed separately and identified as such in item 3.15 of the Company Disclosure Memorandum.

                  (k) Neither Company nor the Bank currently sponsors, or has ever sponsored, an employee welfare benefit plan as defined in Section 3(1) of ERISA that is wholly or partially self-insured, or funded in any way, whether through a trust or fund under Sections 501(c)(9) or 419 of the Code or any other funding arrangement.

         3.16 Insurance Policies. Item 3.16 of the Company Disclosure Memorandum sets forth a summary of all material policies of insurance of Company and the Bank currently in effect, which summary is accurate and complete in all material respects. Company and the Bank maintain with reputable insurers insurance policies and bonds in force in such amounts and against such liabilities and hazards as are customarily maintained by similar businesses of comparable size. To Company's knowledge, neither Company nor the Bank is liable for any material, retroactive premium adjustments. All policies are, to Company's knowledge, valid, enforceable and in full force and effect, and neither Company nor the Bank has received any notice of premium increases or cancellations. Neither Company nor the Bank know of any grounds for or any consideration of any such premium increase or cancellation notice or other indication of premium increases or cancellations, with respect to any of their insurance policies or bonds. All notices of cancellation received by Company or the Bank and all claims made by Company or the Bank under their respective insurance policies and bonds since January 1, 2004, or made prior thereto but remaining unresolved, are described in Item 3.16 of the Company Disclosure Memorandum. Neither Company nor the Bank has failed to make a timely claim or file a timely notice with respect to any matter giving rise to a material claim or potential material claim under their insurance policies and bonds.

         3.17 Agreements. Except as set forth in the Company Disclosure Memorandum, as of the date of this Agreement, neither Company nor the Bank is a party to:

                  (a)  any  collective  bargaining  agreement;   any  employment
agreement, contract, or commitment; or any bonus plan or commission;

                  (b) any loan or other agreement pursuant to which Company or the Bank has borrowed money or any obligation of guaranty or indemnification arising from any agreement, contract or commitment which involves, singularly or in the aggregate, a potential material liability on the part of Company or the Bank, except letters of credit entered into in the ordinary course of business;

                  (c) any agreement, contract or commitment which is outside of the ordinary course of business;

                  (d) any agreement, contract or commitment containing any covenant materially limiting the freedom of either Company or the Bank to engage in any line of business in any geographic area or to compete with any Person;

                  (e) any agreement, contract, or commitment relating to capital expenditures and involving future payments which, together with future payments under all other agreements, contracts or commitments relating to the same capital project, exceed $25,000;

                  (f) any agreement, contract or commitment relating to the acquisition of substantially all of the assets, shares or capital stock of any business enterprise, except agreements, contracts or commitments in which assets, shares or capital stock are security for a loan or similar obligation created in the ordinary course of business;

                  (g) any agreement, contract or commitment (other than for 1 to 4 family residential loans or other loans and commitments, deposit products, or repurchase agreements made by the Bank in the ordinary course of business), which involves payments, consideration or obligations in the aggregate of $25,000 or more per agreement, contract or commitment, which (i) will not be performed within 30 days or less, or (ii) cannot be terminated within 30 days or less without payment of a penalty of more than $10,000; or

                  (h) any loan commitment, which involves obligations in the aggregate of $250,000 or more per commitment.

Neither Company nor the Bank has breached, nor, is there any pending or, to Company's knowledge, threatened claim that either Company or the Bank has materially breached any of the terms or conditions of (a) any agreement, contract or commitment set forth in the Company Disclosure Memorandum delivered to Porter Bancorp pursuant to this Agreement or (b) any other agreement, contract or commitment, the breach of which singularly or in the aggregate could reasonably be expected to result in the imposition of damages that would have a Material Adverse Effect.

         3.18  Loans; Allowance for Loan Losses

                  (a) All of the loans on the books of Company and the Bank are evidenced by notes, agreements and other evidences of indebtedness as included in the applicable loan file and were made in the ordinary course of business, and the security therefor, if any, is valid and properly perfected. Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, nor Company's procedures and practices of approving or rejecting loan applications, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including, without limitation, the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

                  (b) The allowances for loan losses reflected on the consolidated balance sheets included in the Financial Statements of Company are adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

         3.19 Deposit Accounts The deposit accounts of the Bank are insured by the FDIC to the maximum extent permitted by federal law, and the Bank has paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC.

         3.20 Related Party Transactions Company has Disclosed all existing transactions, investments and loans, including loan guarantees existing as of the date hereof, to which Company or the Bank is a party with any director, executive officer or 5% shareholder of Company or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing. All such transactions, agreements, investments and loans are on terms, including interest rates and collateral, no less favorable to Company than could be obtained from unrelated parties, and substantially comply with all applicable provisions of federal and state law. Any such loans, extensions and commitments do not involve more than a normal risk of collectability.

         3.21 Brokers' or Finders' Fees. Neither Company nor any Company Subsidiary, nor any of their respective officers, directors or, to Company's knowledge, employees, has employed any agent, broker, finder or other Person or incurred any liability for commissions or fees in connection with any of the transactions contemplated by this Agreement, except for an obligation to the Financial Advisor for investment banking services, the nature and extent of which has been Disclosed.

         3.22 Potential Competing Interests. To Company's knowledge, no director or executive officer of either Company or the Bank nor any member of such person's immediate family (as defined in Section 229.404(a) of Regulation S-K),
(a) have any direct or indirect (5% or more) interest in any Person that competes or conflicts with, or is engaged in any business of the kind being conducted by, either Company or the Bank, or (b) does business or engages in commerce with, or provides goods or services to Company or the Bank. Neither Company nor the Bank uses any real or personal property in which any 5% or more shareholder of Company or any director, officer or employee of either Company or the Bank, or, to Company's knowledge, any member of any such person's family, have a direct or indirect (5% or more) interest.

         3.23 Proxy Statement. The information with respect to Company or any Company Subsidiary prepared or provided by Company for (i) inclusion in the registration statement to be filed with the Commission by Porter Bancorp on Form S-4 under the Securities Act (the "Registration Statement"), for the purpose of registering the Porter Bancorp Shares to be issued in the Merger, which shall include the information to be included in the Proxy Statement will at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Shareholders Meeting and (ii) any other document filed with or submitted to any governmental authority in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                    SECTION 4
                                    ---------

     Representations and Warranties of Porter Bancorp and Merger Subsidiary
     ----------------------------------------------------------------------

         Porter Bancorp and Merger Subsidiary, jointly and severally, represent and warrant to Company as follows:

         4.01 Organization and Qualification Porter Bancorp is a Kentucky corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Merger Subsidiary is a Kentucky corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Porter Bancorp and Merger Subsidiary have all requisite corporate power and authority to own and lease their property and to conduct their businesses as they are now being, or will be, conducted. Porter Bancorp is a duly registered bank holding company under the Bank Holding Company Act and is the sole shareholder of Merger Subsidiary. PBI Bank, Inc. ("PBI Bank") is a Kentucky banking corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky and is authorized to transact a banking business in Kentucky. PBI Bank has all requisite corporate power and authority to own and lease its property and to conduct its businesses as they are now being conducted. PBI Bank is a member in good standing of and all eligible accounts of deposit in PBI Bank are insured by the FDIC, to the fullest extent permitted by law.

         4.02 Authorization; No Conflict. Porter Bancorp and Merger Subsidiary have the full right, corporate power and authority to enter into, execute, deliver and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by Porter Bancorp and Merger Subsidiary and the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action. The boards of directors of Porter Bancorp and Merger Subsidiary have adopted and or approved this Agreement. This Agreement constitutes a valid and legally binding obligation of each of Porter Bancorp and Merger Subsidiary, subject to (a) applicable bankruptcy, insolvency and similar laws now or thereafter in effect concerning creditors' rights and remedies generally and (b) general principles of equity, whether applied in a court of law or a court of equity. Neither Porter Bancorp nor any of Porter Bancorp's Subsidiaries has a legal obligation, absolute or contingent, to any other Person (a) to sell any substantial part of its assets, or to sell any of its assets except in the ordinary course of business; (b) to effect any merger, share exchange, consolidation or other reorganization in which it is not the surviving corporation; (c) to enter into any agreement with respect thereto, or (d) to take any other similar action inconsistent with the transactions contemplated by this Agreement. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereby will: (a) violate, conflict with, or result in a breach of any provision of the articles of incorporation of Porter Bancorp or Merger Subsidiary or the bylaws of Porter Bancorp or Merger Subsidiary; or (b) (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Porter Bancorp or Merger Subsidiary under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation which binds Porter Bancorp Merger Subsidiary or any assets of Porter Bancorp or Merger Subsidiary which violation, conflict, breach, default, termination or acceleration of performance, lien, security interest, charge or encumbrance would have a Material Adverse Effect on Porter Bancorp; or (c) subject to receipt of governmental approvals required to consummate the transactions contemplated by this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to Porter Bancorp or Merger Subsidiary or any assets of Porter Bancorp or Merger Subsidiary.

         4.03 Capital Stock. The authorized capital stock of Porter Bancorp consists of 19,000,000 shares of voting common stock, of which 7,629,102 shares are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, none of which are issued and outstanding as of the date hereof. None of the outstanding shares of capital stock of Porter Bancorp has been issued in violation of the preemptive rights of any person. The authorized capital stock of Merger Subsidiary consists of 1,000 shares of common stock, of which 100 shares are issued and outstanding and owned of record by Porter Bancorp. None of the outstanding shares of capital stock of Merger Subsidiary has been issued in violation of the preemptive rights of any person. The authorized capital stock of PBI Bank consists of 1,000 shares of common stock, of which 1,000 shares are issued and outstanding and owned of record by Porter Bancorp. None of the outstanding shares of capital stock of PBI Bank has been issued in violation of the preemptive rights of any person. All of the outstanding capital stock of Porter Bancorp, Merger Subsidiary and PBI Bank has been validly issued, fully paid and is nonassessable.

         The Porter Bancorp Shares to be issued and exchanged for the Company Common Shares in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any pre-emptive rights. As of the date hereof, there are, and as of the Effective Time there will be, sufficient authorized and unissued Porter Bancorp Shares to enable Porter Bancorp to issue in the Merger the portion of the Merger Consideration consisting of Porter Bancorp Shares.

         4.04  Reports and Financial Statements.

                  (a) Since September 21, 2006, Porter Bancorp has timely filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Commission under Sections 12(b), 12(g), 13(a) or 14(a) of the Exchange Act, including, but not limited to Forms 10-K, Forms 10-Q and proxy statements (the "Porter Bancorp Reports"). Porter Bancorp has previously furnished or will promptly furnish Company with true and complete copies of Porter Bancorp's annual report on Form 10-K for the year 2006 and its quarterly report on Form 10-Q for March 31, 2007. As of their respective dates, the Porter Bancorp Reports complied with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Porter Bancorp included in the Porter Bancorp Reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Porter Bancorp and Porter Bancorp's Subsidiaries taken as a whole as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein. There exist no material liabilities of Porter Bancorp and its consolidated Subsidiaries, contingent or otherwise of a type required to be disclosed in accordance with GAAP, except as disclosed in the Porter Bancorp Reports.

                  (b) Neither Porter Bancorp nor any of its Subsidiaries has any liability (whether accrued, absolute, contingent or otherwise) that is material to Porter Bancorp on a consolidated basis, or that, when combined with all liabilities as to similar matters would be material to Porter Bancorp on a consolidated basis, except (a) as disclosed in the Porter Bancorp Financial Statements or (b) would not be required to be publicly disclosed by Porter Bancorp pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

                  (c) Except as publicly disclosed in press releases issued by, and SEC filings made pursuant to the Exchange Act by, Porter Bancorp before the date of this Agreement, since December 31, 2006, there has not been any Material Adverse Effect in the business, operations, assets or financial condition of Porter Bancorp and, to the knowledge of Porter Bancorp, no fact or condition exists that Porter Bancorp believes will cause such a Material Adverse Effect before the Closing.

         4.05 Regulatory Reports. Except to the extent prohibited by law, Porter Bancorp has made available to Company true and complete copies of (a) all financial and/or condition reports of Porter Bancorp and PBI Bank as filed with the Federal Reserve Board, the FDIC, or the KOFI for the years ended December 31, 2006, 2005 and 2004, and (ii) for each calendar quarter since December 31, 2006.

         4.06 Litigation, Pending Proceedings and Compliance with Laws. There are no Claims (a) which would prevent the performance of this Agreement or any of the transactions contemplated hereby or declare the same unlawful or cause the rescission thereof, or (b) which have had, or would reasonably be expected to have, a Material Adverse Effect on Porter Bancorp. Porter Bancorp and its Subsidiaries have complied with and are not in any default in any material respect under (and have not been charged with, nor, to the knowledge of Porter Bancorp, are threatened with or under investigation with respect to, any charge concerning any material violation of any provision of) any material federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality. There are no material uncured violations or violations with respect to which material refunds or restitution may be required concerning Porter Bancorp or its Subsidiaries as a result of examination by any regulatory authority.

         4.07 Regulatory Compliance. Neither Porter Bancorp nor any of its Subsidiaries has ever been a party to (a) any enforcement action instituted by, or (b) any memorandum of understanding or cease and desist order with, any federal or state regulatory agency, and no such action, memorandum or order has been threatened, and neither Porter Bancorp nor any of its Subsidiaries has received any report of examination from any federal or state regulatory agency which requires Porter Bancorp or its Subsidiaries to address any problem or take any action which has not already been addressed or taken in a manner satisfactory to the regulatory agency. Porter Bancorp knows of no fact or condition relating to Porter Bancorp or its Subsidiaries (including, without limitation, noncompliance with the CRA and the Bank Secrecy Act) that would reasonably be expected to prevent Company or Porter Bancorp from obtaining all of the federal and state regulatory approvals contemplated herein. As of the date hereof and on the Closing Date, Porter Bancorp and PBI Bank are and will be "well-capitalized" under applicable regulations, and Porter Bancorp's examination rating under the CRA is and will be "satisfactory" or higher

         4.08 Accuracy of Statements. The information with respect to Porter Bancorp or any of its Subsidiaries prepared or provided by Porter Bancorp for
(i) inclusion in the Registration Statement, which shall include the information to be included in the Proxy Statement, will at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Shareholders Meeting and (ii) any other document filed with or submitted to any governmental authority in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply with the applicable provisions of the KBCA. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Laws and the rules and regulations promulgated thereunder.

         4.09 Legal Proceedings. There are no actions, suits or proceedings instituted, pending or, to the knowledge of Porter Bancorp threatened, against Porter Bancorp or any of its Subsidiaries or against any asset, interest or right of Porter Bancorp or any of its Subsidiaries that, if decided against Porter Bancorp or any of its Subsidiaries, would have a Material Adverse Effect on the ability of Porter Bancorp to perform its obligations under this Agreement or any transactions contemplated by the Agreement to which it is a party.

         4.10 Brokers' or Finders' Fees. Neither Porter Bancorp nor any Porter Bancorp Subsidiary, nor any of their respective officers, directors or, to Porter Bancorp's knowledge, employees, has employed any agent, broker, finder or other Person or incurred any liability for commissions or fees in connection with any of the transactions contemplated by this Agreement.

         4.11 Financial Resources. At the date hereof and on the Closing Date, Porter Bancorp has, and will have readily available to it in connection with the Merger an amount of cash equal to the aggregate Cash Exchange Amount.

         4.12  Taxes.

                  (a) Porter Bancorp and its Subsidiaries (i) have timely filed all material federal, state, foreign and local income, franchise, excise, sales, intangibles, real and personal property, employment and other tax returns, tax information returns and reports required to be filed by them or by their agents on behalf of Porter Bancorp or any of its Subsidiaries; (ii) have paid, or made adequate provision in the opinion of management for the payment of, all material taxes, interest payments and penalties (whether or not reflected in returns as filed) due and payable (and/or accruable for all periods ending on or before the date of this Agreement) by them to any city, county, state, foreign country, the United States or any other taxing authority; and (iii) are not delinquent in the payment of any material tax or governmental charge of any nature.

                  (b) No audit, examination or investigation is presently being conducted or, to the knowledge of Porter Bancorp, is threatened by any taxing authority with respect to Porter Bancorp or any of its Subsidiaries. To the knowledge of Porter Bancorp, no unpaid tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative with respect to Porter Bancorp or any of its Subsidiaries. No agreements for the extension of time for the assessment of any amounts of tax have been entered into by or on behalf of Porter Bancorp or any of its Subsidiaries. Porter Bancorp and its Subsidiaries have withheld (and timely paid to the appropriate governmental entity) proper and accurate amounts from their employees for all periods in material compliance with all tax withholding provisions (including, without limitation, income, social security and employment tax withholding for all forms of compensation) of applicable federal, state, foreign and local laws.

                  (c) Neither Porter Bancorp or any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

         4.13  Employee Benefit Plans.

                  (a) "Porter Bancorp Compensation and Benefit Plans," collectively, means all bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last five years), by Porter Bancorp or its Subsidiaries and in which any employee or former employee (the "Porter Employees") of Porter Bancorp or its Subsidiaries participates or to which any such Porter Employees are parties.

                  (b) Each Porter Bancorp Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Porter Bancorp Compensation and Benefit Plan which is a pension plan and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Porter Bancorp Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) or opinion letter, as applicable, from the IRS, and Porter Bancorp is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Porter Bancorp, threatened, legal action, suit or claim relating to the Porter Bancorp Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither Porter Bancorp nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Porter Bancorp Compensation and Benefit Plan that would reasonably be expected to subject Porter Bancorp or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof. Porter Bancorp or its Subsidiaries, as appropriate, have made a timely top-hat filing under Title I of ERISA with respect to all nonqualified deferred compensation arrangements to which any Porter Employee is a party.

                  (c) All contributions required to be made under the terms of any Porter Bancorp Compensation and Benefit Plan have been timely made in cash or have been reflected on the Porter Bancorp Financial Statements as of December 31, 2006. No pension plan of Porter Bancorp or its Subsidiaries has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA.

                  (d) Neither Porter Bancorp nor any of its Subsidiaries maintains any Porter Bancorp Compensation and Benefit Plans covering foreign Employees.

                  (e) Each Porter Bancorp Compensation and Benefit Plan that is or has ever been a "nonqualified deferred compensation plan" within the meaning of Code Section 409A and associated Treasury Department guidance, including IRS Notice 2005-1 and Proposed Treasury Regulations Sections 1.409A-1 et seq. (collectively, "409A") has been operated, notwithstanding any terms to the contrary, in good faith compliance with 409A, to the extent required under 409A.

         4.14  Loans; Allowance for Loan Losses.

                  (a) All of the loans on the books of Porter Bancorp and its Subsidiaries are evidenced by notes, agreements and other evidences of indebtedness as included in the applicable loan file and were made in the ordinary course of business, and the security therefor, if any, is valid and properly perfected. Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, nor Porter Bancorp's procedures and practices of approving or rejecting loan applications, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including, without limitation, the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

                  (b) The allowances for loan losses reflected on the consolidated balance sheets included in the Porter Bancorp Financial Statements are adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

                                    SECTION 5
                                    ---------

                      Covenants and Conduct of the Parties
                      ------------------------------------

         Company and Porter Bancorp warrant and agree, as appropriate, that from the date hereof through the Closing Date:

         5.01 Conduct of Business. Company and the Bank agree that during the period from the date of this Agreement to the Effective Time (unless Porter Bancorp shall otherwise agree in writing and except as otherwise contemplated by this Agreement) Company and the Bank shall conduct their operations according to their ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact their current business organization, keep available the service of their current directors, officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that goodwill and ongoing business shall not be impaired in any material aspect at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, prior to the Effective Time, Company and the Bank shall not, without the prior written consent of Porter
Bancorp:

                  (a) Issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (i) any additional shares of capital stock of any class of Company or the Bank (including Company Common Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any such shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any such shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), or (ii) any other securities in respect of, in lieu of, or in substitution for, Company Common Shares outstanding on the date hereof, except with respect to the options outstanding on the date hereof that have been Disclosed;

                  (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding Company Common Shares;

                  (c) split, combine, subdivide or reclassify any Company Common Shares or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution, whether in cash, stock, property or otherwise, in respect of any Company Common Shares or otherwise make any payments to shareholders in their capacity as such;

                  (d)  adopt  a  plan  of  complete   or  partial   liquidation,
dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company or the Bank (other than the Merger or the Bank Merger);

                  (e) adopt any amendments to the articles of incorporation or bylaws of Company or the Bank;

                  (f)  make  any   acquisition   or  disposition  of  assets  or
securities, except in the ordinary course of business consistent with past practices;

                  (g) incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person or entity, other than in the ordinary course of banking consistent with safe and sound banking practices; it being understood and agreed that the incurrence of indebtedness in the ordinary course of a commercial banking business shall include the creation of deposit liabilities, purchases of federal funds and demand and overnight Federal Home Loan Bank Funds, sales of certificates of deposit and entering into repurchase agreements, provided it is within applicable directives required by law or by the Federal Reserve Board, the FDIC or the KOFI to the end that such is not an unsafe or unsound banking practice according to the Federal Reserve Board, the FDIC or the KOFI, to the extent applicable thereto;

                  (h) offer any new deposit or loan product or service or, except as may be required to comply with applicable law, change its lending, investment, liability management, loan loss provision, loan loss charge-off or other material banking policies;

                  (i) grant any increase in the compensation of any of the directors, officers or employees of Company or the Bank;

                  (j) pay or agree to pay any pension, retirement allowance, severance or other employee benefit not required or contemplated by any of the existing Employee Benefit Plans or any agreements or arrangements as in effect on the date hereof to any such director, officer or employee, whether past or present, except as may be required by law or this Agreement;

                  (k) enter into any new or amend or extend any existing employment or severance or termination agreement with any director, officer or employee;

                  (l) except as may be required to comply with applicable law or to maintain the tax-qualified status of any such plan, become obligated under any new benefit plan or amend any existing benefit plan in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder;

                  (m) make any capital expenditures or commitments for any capital expenditures other than capital expenditures or commitments for any capital expenditures set forth in the Company Disclosure Memorandum;

                  (n) make any material changes in its customary methods of marketing;

                  (o) take, or agree to commit to take, any action that would make any representation or warranty of Company or the Bank contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time;

                  (p) change its method of accounting in effect at December 31, 2006, except as required by changes in GAAP as concurred in by Company's independent auditors, or change its fiscal year;

                  (q) take any action that would, or reasonably might be expected to, adversely affect the ability of Company, the Bank or Porter Bancorp to obtain any of the regulatory approvals set forth in Section 6.01(b) without imposition of a condition or restriction of the type referred to in Section 7.1(d); or

                  (r) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         5.02  Discussion with Other Purchasers.

                  (a) Company and the Bank shall not, and Company and the Bank shall direct and use their commercially reasonable efforts to cause their officers, directors, employees, agents and representatives (including, without limitation, any attorney, accountant, investment banker or other advisor retained by them) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or proposals with respect to or engage in any negotiations or discussions with, or furnish any confidential information or data to, any Person relating to an Acquisition Proposal. Company, the Bank and their officers, directors, employees, agents and representatives shall immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

                  (b) Notwithstanding the provisions of Section 5.02(a), if, after the date of this Agreement, the Company Board receives an unsolicited Acquisition Proposal (which Acquisition Proposal in the good faith judgment of Company's Board, after consultation with its outside legal counsel, is or reasonably is expected to be a Superior Proposal) from any Person and the Company Board reasonably concludes that the failure to engage in discussions or negotiations with such Person would be inconsistent with the Company Board's fiduciary duties to the shareholders of Company under applicable law, then (i) Company, the Company Board and any attorney, accountant, investment bank or other advisor retained by Company may, directly or indirectly, provide access to or furnish or cause to be furnished information concerning the business, properties or assets of Company or the Bank to such Person pursuant to an appropriate confidentiality agreement, and (ii) Company or the Company Board and any attorney, accountant, investment bank or other advisor retained by Company may participate in and engage in discussions and negotiations with such Person regarding such Acquisition Proposal.

                  (c) Company agrees that it will notify Porter Bancorp immediately if any inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives in connection with an Acquisition Proposal. Company will promptly (within one (1) Business Day) advise Porter Bancorp following receipt of any proposal for a Acquisition Proposal and the substance thereof (including the identity of the Person making such proposal), and will provide Porter Bancorp with a copy of any such proposal and keep Porter Bancorp apprised of any related developments, discussions and negotiations (including the terms and conditions of the proposal) on a current basis. Company shall give written notice to Porter Bancorp at least three (3) Business Days in advance of signing any definitive agreement with a Person (other than Porter Bancorp) in contemplation of a Superior Proposal.

         5.03 Access to Information. Upon reasonable notice, Company and the Bank, or Porter Bancorp and its Subsidiaries, as the case may be, shall afford to the officers, directors, employees, accountants, counsel and other authorized representatives of Company and the Bank, or Porter Bancorp and its Subsidiaries, as the case may be ("Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to their books and records, properties, officers, directors, employees, counsel, accountants and other representatives, and, during such period, shall make available to such Representatives (a) a copy of each report, schedule and other document filed or received by them during such period pursuant to the requirements of federal or state banking laws (other than reports or documents that such parties are not permitted to disclose under applicable law) and (b) all other available information concerning their business, properties and personnel and all financial operating and other data as may reasonably be requested. Company and Porter Bancorp, as appropriate, will hold any such information that is non-public in confidence and, without limitation on its obligations under the preceding clause, Company and Porter Bancorp will hold any such information in confidence until such time that such information is or becomes generally available to the public other than as a result of a disclosure by Company or Porter Bancorp, as the case may be, or any of its Representatives; provided, however, that this sentence shall not prohibit disclosure of such information to the extent required or reasonably contemplated by any subpoena, civil investigative demand or other similar process. No investigation by Company or Porter Bancorp shall affect the representations and warranties of Company or Porter Bancorp, as the case may be, except to the extent such representations and warranties are by their terms qualified by information set forth in the Company Disclosure Memorandum. If this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing non-public information as to another party hereto to be returned to the party that furnished the same or, at the direction of such other party, shall destroy such non-public information as directed by the other party.

         5.04 Shareholder Meeting. Company shall duly call, give notice of, convene and hold a meeting of its shareholders to be held for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby (the "Shareholders Meeting"). Subject to the exercise by the Company Board of their fiduciary duties, Company will, through the Company Board, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby. Company shall hold such meeting as soon as reasonably practicable and appropriate (taking into account the effectiveness of the Registration Statement which would impact the matters to be discussed at the Shareholders Meeting) after the date of this Agreement. Promptly after the Shareholders Meeting, Company shall provide Porter Bancorp with the results of such meeting including the number of shares voted in favor of, against and abstaining on each matter voted upon at the Shareholders Meeting.

         5.05. Registration Statement; Proxy Statement. Porter Bancorp agrees to prepare, pursuant to all applicable laws, rules and regulations, the Registration Statement, to be filed by Porter Bancorp with the Commission in connection with the issuance of Porter Bancorp Shares as part of the Merger Consideration (including the Proxy Statement and all related documents). Company agrees to cooperate with Porter Bancorp, its legal counsel and its accountants, in the preparation of the Registration Statement and the Proxy Statement; and provided that Company has cooperated as required above, Porter Bancorp agrees to file the Registration Statement, which will include the Proxy Statement and a prospectus in respect of the Porter Bancorp Shares to be issued as part of the Merger Consideration (together, the "Proxy Statement/Prospectus") with the Commission as promptly as reasonably practicable. Porter Bancorp and Company shall cause the Proxy Statement/Prospectus to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act, the Securities Act, and the rules and regulations of the NASDAQ Global Market. Each of Company and Porter Bancorp agrees to use all commercially reasonable efforts to cause the Registration Statement, including the Proxy Statement/Prospectus, to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Porter Bancorp also agrees to use commercially reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Company agrees to promptly furnish to Porter Bancorp all information concerning Company and Company's officers, directors and shareholders as may be reasonably requested in connection with the foregoing. Each of Porter Bancorp and Company shall promptly notify the other upon receipt of any comments from the Commission or its staff or any request from the Commission or its staff for amendments or supplements to the Registration Statement or the Proxy Statement/Prospectus and shall promptly provide the other with copies of all correspondence between it and its representatives, on the one hand, and the Commission and its staff, on the other hand. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto), filing or mailing the Proxy Statement/Prospectus (or any amendment or supplement thereto), or responding to any comments of the Commission with respect thereto, each of Porter Bancorp and Company, as the case may be, (i) shall provide the other party with a reasonable opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by such other party. The Proxy Statement/Prospectus shall, on the date of mailing of the Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of the Shareholders Meeting, conform in all material respects to the requirements of the Securities Laws and the applicable rules and regulations promulgated thereunder. Company shall cause the Proxy Statement/Prospectus to be mailed to Company shareholders in accordance with all applicable notice requirements under the Securities Laws, the KBCA and the rules and regulations of the NASDAQ Global Market and shall solicit proxies from holders of Company Common Shares with respect to the vote on this Agreement and the transactions contemplated hereby at the Shareholders Meeting and shall take all other action reasonably necessary to secure the Company Requisite Vote.

         5.06 Reserves. The Company Financial Statements delivered after the date hereof that are unaudited shall reflect a monthly provision, based on a review of the current status of all loans, in accordance with GAAP and the pertinent regulations and policies of the Federal Reserve Board, the FDIC, KOFI and other applicable regulatory authorities concerning the write off of loans.

         5.07 Preservation of Business and Investment Decisions. Each of Company and the Bank shall use its commercially reasonable efforts to preserve the possession and control of all of their respective assets, to preserve the goodwill of its respective customers and others with whom it has business relations, and to do nothing knowingly to impair the ability to keep and preserve its respective businesses existing on the date of this Agreement. Without in any way limiting the foregoing, Company and the Bank shall, and shall use commercially reasonable efforts to cause their employees, agents and representatives, to use commercially reasonable efforts to preserve, safeguard and maintain for the sole benefit of Company and the Bank the confidentiality of all customer lists, records and other information not generally known to the public relating to the customers, business or operations of the Bank or Company. In addition, neither Company nor the Bank shall, without first consulting with the Chief Executive Officer of Porter Bancorp:

                      (a) make any significant investment decision, including, without limitation, engaging in any interest rate swaps, futures or options transactions, purchases or sales of any marketable securities other than overnight Federal Reserve Funds, demand and overnight Federal Home Loan Bank
Funds, short-term U.S. Treasury securities or short-term securities of U.S. government agencies, or any other investment decision involving $100,000 or more;

                      (b) make or commit to make any loan or other extension of credit (including any overdrafts), give any discount or enter into any financing lease (i) in a manner that deviates in any material way from the loan and underwriting policies of the Bank in effect on the date of this Agreement (a true and complete copy of which are attached as Item 5.07 of the Company Disclosure Memorandum), or (ii) in an amount which, when aggregated with all other loans, commitments or extensions to such borrower or obligor, equals or exceeds $250,000; or

                      (c) amend, modify or renew the terms or conditions of any existing loan, discount or financing lease (i) in a manner that deviates in any material way from the loan and underwriting policies of the Bank, as reviewed by Porter Bancorp and in effect on the date of this Agreement, or (ii) with a balance as of the date of this Agreement, or as of the date of such amendment, modification or renewal, equal to or in excess of $250,000.

Company and the Bank shall each continue to manage and monitor their loan and investment portfolio in a manner consistent with sound lending and investment practices outlined by applicable regulations. Company shall also deliver to Porter Bancorp not less than monthly a list of all of its new loans or increases in existing loans to customers setting forth the amount of such loans, the collateral securing such loans, and any other matters or information concerning such loans as Porter Bancorp shall reasonably request.

         5.08 Notification of Material Changes and Litigation. Company and Porter Bancorp, as the case may be, shall provide each other with prompt written notice, accompanied by a detailed description, (a) of any adverse or potentially adverse material change in the condition, earnings or businesses of such party or its Subsidiaries, (b) of any event or condition of any character (whether actual, threatened or contemplated) pertaining to the financial conditions, businesses or assets of such party or its Subsidiaries that has materially and adversely affected, or has a substantial possibility of materially and adversely affecting, any of their financial conditions, businesses or assets, or to cause any of its businesses to be carried on materially less profitably than prior to this Agreement, and (c) of all claims, regulatory proceedings and litigation (whether actual, threatened or contemplated and whether or not material) against or possibly involving such party or its Subsidiaries, or any officer, employee or director of such party or its Subsidiaries (where such actual, threatened or contemplated claims, regulatory proceedings or litigation arise in connection with actions taken or alleged to be taken by any officer, employee or director in his or her capacity as an officer, employee or director). Such adverse or potentially adverse material changes or such claims, proceedings or litigation shall include, without limitation, any adverse or potentially adverse material change in or any litigation arising in connection with any item or matter reported on the Company Disclosure Memorandum or any schedule, annex or document delivered by Company or Porter Bancorp in connection with this Agreement.

         5.09 Reasonable Efforts. Each of Company, the Bank, Porter Bancorp and Merger Subsidiary shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on Porter Bancorp or Company with respect to the Merger and to consummate and make effective the transactions contemplated by this Agreement, subject to the Company Requisite Vote, including using commercially reasonable efforts (a) to promptly prepare and file all necessary documentation, to effect all consents, authorizations, orders or approvals of any governmental entity, (b) to obtain (and to cooperate with another party to obtain) any necessary or appropriate consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party in connection with the Merger and the transactions contemplated by this Agreement, (c) to effect all necessary registrations, filings and submissions and (d) to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the Company Requisite Vote. Porter Bancorp and Merger Subsidiary will file all applications necessary to obtain any required regulatory approvals of the transactions contemplated by this Agreement as soon as reasonably practicable after the date hereof.

         5.10 Company Financial Statements Company shall make available to Porter Bancorp true and complete copies of any Company Financial Statements and any Company Monthly Financial Statements for any annual, monthly or quarterly period ended subsequent to December 31, 2006 and prior to the Effective Time.

         5.11  Employee Matters.

                  (a) Prior to the Effective Time, and only if requested in writing by Porter Bancorp, Company's Board of Directors shall adopt resolutions authorizing and approving the termination of the Company 401(k) Plan effective on a date prior to the Closing Date, subject to the receipt of all applicable regulatory or governmental approvals necessary or desirable in connection therewith.

                  (b) Company and the Bank employees shall be entitled to participate in the 401(k) Plan sponsored by Porter Bancorp (the "Porter Bancorp 401(k) Plan") to the extent such employees are eligible to participate under the terms of the Porter Bancorp 401(k) Plan, and past service with Company or the Bank will be counted for Company or Bank employees that continue in the employ of Porter Bancorp or its Subsidiaries for purposes of eligibility and vesting in the Porter Bancorp 401(k) Plan.

                  (c) Except as otherwise specifically provided in this Section 5.11, Company employees will continue to be eligible to participate in the Company health, life and disability plans on substantially the same basis as immediately prior to the Effective Time, until such employees become eligible to participate in plans provided by Porter Bancorp for similarly situated employees. Porter Bancorp will take such actions as are reasonably necessary to ensure that (i) health, life and disability insurance coverage is maintained for employees of Company or the Bank during the transition to the Porter Bancorp employee benefit plans on substantially the same basis as immediately prior to the Effective Time, and (ii) there are no pre-existing condition limitations as to benefit payments or eligibility to participate in a Porter Bancorp Entity's group health plan.

                  (d) Company and the Bank employees shall be entitled to participate in the Porter Bancorp vacation, sick leave, and other paid-time-off plans (the "Porter PTO Plans") to the extent such employees are eligible to participate under the terms of the Porter PTO Plans, and past service with Company or the Bank will be counted for Company or Bank employees that continue in the employ of Porter Bancorp or its Subsidiaries for purposes of eligibility and vesting in the Porter PTO Plans.

                  (e) Except to the extent of commitments herein or other contractual commitments, if any, specifically made or assumed by Porter Bancorp hereunder or by operation of law, neither Porter Bancorp nor any Porter Bancorp Entity shall have any obligation arising from the Merger to continue any employees of Company or the Bank in its employ or in any specific job or to provide to any employee of Company or the Bank any specified level of compensation or any incentive payments, benefits or perquisites.

                  (f) The employee benefit plans of Company and the Bank shall, in the sole discretion of Porter Bancorp, be frozen, terminated or merged into comparable plans provided by the Porter Bancorp Entity, effective as Porter Bancorp shall determine in its sole discretion but not before the Effective Time.

                  (g) No Company or Bank employee shall have any third party beneficiary rights or rights to any specific levels of compensation or benefits as a result of the application of this Section 5.11.

         5.12 Certain Accounting Matters Prior to the Effective Time, Company and the Bank shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, use commercially reasonable efforts to modify or change (a) their accounting and financial policies and practices, including, without limitation, policies and practices arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting matters, and (b) Company's lending, investment or asset/liability management policies; such that the policies and practices set forth in (a) and (b) above shall be consistent with Porter Bancorp's policies, practices and procedures; provided, that any action taken pursuant to this
Section 5.12 shall not be deemed to constitute or result in the breach of any representation or warranty of Company contained in this Agreement.

         5.13 Press Releases Porter Bancorp and Company shall agree with each other as to the form and substance of any press release or public pronouncements or interviews related to this Agreement or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures and interviews related thereto; provided, that nothing contained herein shall prohibit either party, following notification to the other party to the extent possible under the circumstances, from making any disclosure which in the opinion of its legal counsel is required by law.

         5.14 Reports Company shall file (and shall cause the Bank to file), between the date of this Agreement and the Effective Time, all material reports required to be filed by it with any regulatory authorities having jurisdiction over such party, and shall deliver to Porter Bancorp, as the case may be, copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports, such financial statements shall be prepared in accordance with requirements applicable to such reports.

         5.15 Affiliates. Company has disclosed on Schedule 5.15 each Person whom it reasonably believes is an Affiliate of Company for purposes of Rule 145 under the Securities Act. Company shall use commercially reasonable efforts to cause each such Person to deliver to Porter Bancorp not later than 30 days after the date of this Agreement a written agreement, substantially in the form of Annex C.

         5.16  Periodic Reports.

                  (a) Porter Bancorp shall file, between the date of this Agreement and the Effective Time, all reports required to be filed by it with the Commission and any other regulatory authorities having jurisdiction over Porter Bancorp, and shall deliver to Company copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the Commission, such financial statements will fairly present the consolidated financial position of Porter Bancorp as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to the absence of notes and to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the Commission will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to a regulatory authority other than the Commission shall be prepared in accordance with requirements applicable to such reports.

                  (b) From and after the Effective Time, Porter Bancorp shall file all reports required to be filed by it with the Commission and any other regulatory authorities having jurisdiction over Porter Bancorp necessary to permit the Company shareholders that receive Porter Bancorp Shares as a result of the Merger to resell such Porter Bancorp Shares pursuant to rule 144 of the Securities Act.

         5.17 Stock Exchange Listings. Porter Bancorp shall assure that the Porter Bancorp Shares to be issued pursuant to the Merger is properly listed on the NASDAQ Global Market.

         5.18  Indemnification.

                  (a) From and after the Effective Time, Porter Bancorp shall cause the Surviving Corporation, or its successors and assigns, to continue to provide such individuals who at any time prior to the Effective Time were directors or officers of Company or the Bank (the "Indemnified Parties") with indemnification in respect of actions or omissions (other than such actions or omissions which constitute fraud) occurring at or prior to the Effective Time (including without limitation the transactions contemplated by this Agreement), in accordance with the provisions with respect to indemnification set forth in the Articles of Incorporation and Bylaws of Company and the Bank as in effect on the date of this Agreement (true, correct and complete copies of which have been provided to Porter Bancorp) for a period of four years after the Effective Time.

                  (b) This Section 5.18 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives and shall be binding on Porter Bancorp and the Surviving Corporation and their successors and assigns.

         5.19 Tax Treatment. Each of Porter Bancorp, Merger Subsidiary and Company agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of Company and its shareholders to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code, and each of Porter Bancorp, Merger Subsidiary and Company agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions that would adversely impact the ability for the Merger to be characterized as a tax-free reorganization under
Section 368(a) of the Code.

         5.20 Processing Arrangements. Company shall cooperate with Porter Bancorp to transition or terminate, as of the Effective Time or a later date reasonably specified by Porter Bancorp, the data processing agreements to which Company or the Bank are a party.

         5.21 Trust Company Right of Refusal. Company shall use commercially reasonable efforts to cause the Bank to, and the Bank shall, comply with its obligations set forth in the agreement between the Bank and Kevin Simpson, dated February 15, 2002, regarding Mr. Simpson's right of refusal to purchase the Bank's trust department as a going concern ("Right of Refusal").

                                    SECTION 6
                                    ---------

                              Conditions of Merger
                              --------------------

         6.01 Conditions to Obligations. The obligations of Company, Porter Bancorp and Merger Subsidiary to consummate the Merger shall be subject to the satisfaction, or written waiver by the parties hereto, of the following conditions on or before the Closing Date:

                  (a) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the Company Requisite Vote.

                  (b) Regulatory Approval. Porter Bancorp and Company shall have obtained all appropriate orders, consents, approvals, absences of disapproval and clearances in the form and substance reasonably satisfactory to each of them, from the Federal Reserve Board, the FDIC, the KOFI and all other regulatory agencies and other governmental authorities whose order, consent, approval, absence of disapproval, or clearance is required by law for the consummation of the transactions contemplated by this Agreement, and the terms of all requisite orders, consents, approvals and clearances shall permit the effectuation of the Merger, and all statutory waiting periods in respect of such orders, consents, approvals, absences of disapproval and clearances shall have expired.

                  (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any governmental entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

                  (d) Stock Listing. The Porter Bancorp Shares issuable in the Merger shall have been authorized for listing on the NASDAQ Global Market.

                  (e) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect and no proceedings for that purpose shall have been initiated.

                  (f) Tax Opinion. Porter Bancorp and Company shall have received the written opinion of Company's legal counsel, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. In rendering its opinion, Company's legal counsel will require and rely upon customary representations contained in letters from Porter Bancorp and Company that Company's legal counsel reasonably deems relevant.

                  (g) Fairness Opinion. Company shall have received from Company's financial advisors an opinion reasonably acceptable to Company dated as of the date of the Proxy Statement and the Closing Date to the effect that the Merger Consideration to be received by Company's shareholders in the Merger is fair to the Company shareholders from a financial point of view.

                  (h) Consents. Porter Bancorp and Company, as appropriate, shall have obtained the consent or approval of each Person (other than Governmental Authorities and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect, after the Effective Time, on Porter Bancorp.

                  (i) Continuity of Interest. The total value of the Porter Bancorp Shares issued in the Merger, based upon the closing sales price of Porter Bancorp Common Stock as reported on The NASDAQ Global Market (excluding sales prices of Porter Bancorp Common Stock during extended-hours trading) on the day immediately preceding the Effective Time (the "Continuity of Interest
Date"), shall be not less than 45% of the total Merger Consideration issued in the Merger (the "Continuity of Interest Test"). If the Continuity of Interest Test would not otherwise be satisfied, Porter Bancorp may issue additional Porter Bancorp Shares sufficient to satisfy the Continuity of Interest Test and must immediately notify Company of such issuance on the Continuity of Interest Date. Any such additional Porter Bancorp Shares shall be considered part of the Merger Consideration and shall be valued based upon the closing sales price of Porter Bancorp's Common Stock on the Continuity of Interest Date.

         6.02 Conditions to Obligations of Porter Bancorp and Merger Subsidiary. The obligations of Porter Bancorp and Merger Subsidiary to effect the Merger shall be subject to the satisfaction of the following conditions, in addition to those set forth in Section 6.01, on or before the Closing Date:

                  (a) Representations, Warranties and Covenants.

                      (i) The representations and warranties of Company set forth in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties of Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time, as though made on and as of the Effective Time, except as otherwise specifically contemplated by this Agreement, and except to the extent the representation or warranty is expressly limited by its terms to another date, in which case it shall have been true and correct as of such date; and Porter Bancorp shall have received a certificate signed on behalf of Company by an executive officer of Company to such effect, and having attached thereto certified copies of the resolutions adopted by Company's board of directors authorizing this Agreement and the transactions contemplated by this Agreement.

                      (ii) Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Porter Bancorp shall have received a certificate from Company signed by its President, to that effect.

                  (b) Dissenters Rights. Dissenting Holders who properly exercise dissenters rights pursuant to the KBCA, if any, shall not be the holders of more than fifteen percent (15%) of the outstanding Company Common Shares.

                  (c) No Material Adverse Effect. Since December 31, 2006, no Material Adverse Effect shall have occurred to Company.

                  (d) Opinion of Counsel for Company. Porter Bancorp shall have received an opinion of counsel to Company, dated as of the Closing Date, in substantially the form attached hereto as Annex D.

                  (e) Statutory Requirements. All authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Porter Bancorp and Company of the transactions contemplated by this Agreement and to permit the business presently carried on by Company and the Subsidiaries to continue unimpaired in all material respects immediately following the Effective Time shall have been obtained.

                  (f) Affiliate Agreements. Porter Bancorp shall have received the agreements referenced in Section 5.15 of this Agreement from each Affiliate of Company.

                  (g) Trust Department. The Right of Refusal shall have (i) expired or (ii) been exercised and the purchase of the Bank's trust department by Mr. Simpson shall have been consummated at a price reasonably acceptable to Porter Bancorp.

         6.03 Conditions to Obligations of Company. The obligations of Company to effect the Merger shall be subject to the satisfaction of the following conditions, in addition to those set forth in Section 6.01, on or before the Closing Date:

                  (a) Representations, Warranties and Covenants.

                      (i) The representations and warranties of Porter Bancorp and Merger Subsidiary set forth in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties of Porter Bancorp and Merger Subsidiary set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time, as though made on and as of the Effective Time, except to the extent the representation or warranty is expressly limited by its terms to another date, in which case it shall have been true and correct as of such date, and Company shall have received a certificate signed on behalf of each of Porter Bancorp and Merger Subsidiary by an executive officer of Porter Bancorp Merger Subsidiary, respectively, to such effect, and having attached to each certified copies of the resolutions adopted by Porter Bancorp's and Merger Subsidiary's, as appropriate, boards of directors authorizing this Agreement and the transactions contemplated by this Agreement.

                      (ii) Porter Bancorp and Merger Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Effective Time, and Company shall have received a certificate from each of Porter Bancorp and Merger Subsidiary signed by its President, to that effect.

                  (b) Statutory Requirements. All authorizations, consents and approvals of all federal, state, local, and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Company and Porter Bancorp of the transactions contemplated by this Agreement and to permit the business presently carried on by Company and the Bank to continue unimpaired in all material respects immediately following the Effective Time shall have been obtained.

                  (c) Opinion of Porter Bancorp's Corporate General Counsel. Company shall have received an opinion of Porter Bancorp's Corporate General Counsel, dated as of the Closing Date, in substantially the form attached hereto as Annex E.

                  (d) No Material Adverse Effect. Since December 31, 2006, no Material Adverse Effect shall have occurred to Porter Bancorp.

                                    SECTION 7
                                    ---------

                            Termination of Agreement
                            ------------------------

         7.01 Termination Rights. This Agreement may be terminated at any time before the Effective Time:

                  (a) By mutual written agreement of Company and Porter Bancorp, if their respective boards of directors so determine by a vote of a majority of the members of the entire respective board;

                  (b) By either Company or Porter Bancorp (if its board of directors so determines by vote of a majority of the members of its entire board) if the Effective Time shall not have occurred on or before November 30, 2007 or such later date as the parties may have agreed on in writing, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 7.01(b) or (ii) any of the Specified Shareholders (if Company is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Specified Shareholders, his, her or its obligations under the relevant Voting Agreement;

                  (c) By either Porter Bancorp or Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if its board of directors so determines by vote of a majority of the members of its entire board, in the event of: (i) a material breach by the other party of any representation or warranty contained herein, which breach would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in 6.02(a) or 6.03(a), as the case may be, and which cannot be or has not been cured within the earlier of forty-five (45) days after the giving of written notice to the breaching party or parties of such breach or November 30, 2007; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within the earlier of forty-five (45) days after the giving of written notice to the breaching party or parties of such breach or November 30, 2007;

                  (d) By either Company or Porter Bancorp (if its board of directors so determine by vote of a majority of the members of the entire board) in the event:

                      (i) the approval of any governmental authority or regulatory authority required for the consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such governmental authority or regulatory authority and the terminating party is not in material breach of Section 5.10 of this Agreement;

                      (ii) the  Company  shareholders   fail  to   approve  this
Agreement at the Shareholders Meeting held for such purpose; or

                      (iii) any  of  the  closing   conditions  have  not   been
satisfied or waived by the other party as required by Article 6 of this Agreement;

                  (e) By Company, at any time prior to the approval of this Agreement and the transactions contemplated herein by Company's shareholders as contemplated by Section 6.01(a) of this Agreement, if Company's board of directors so determines by a vote of a majority of the members of the entire board if: (i) Company is not in breach of any material term of this Agreement including Section 5.02, (ii) Company's board of directors authorized Company, subject to complying with the terms of this Agreement, to enter into a definitive written agreement concerning a transaction that constitutes a Superior Proposal, (iii) Company notifies Porter Bancorp in writing that it intends to enter into such an agreement as soon as practicable upon termination of this Agreement and (iv) at least three (3) Business Days elapse after Porter Bancorp receives the written notice provided for in clause (iii) above, and Company's board of directors continues to consider the Acquisition Proposal to be a Superior Proposal after taking into account in good faith any amendment or modification to this Agreement proposed by Porter Bancorp during such three (3) Business Day period;

                  (f) By Porter Bancorp,  upon written notice to Company, if (i)
in connection with the presentation of this Agreement to Company's shareholders as contemplated by Section 5.04, the Company Board shall have failed to make the required favorable recommendation of the Merger; or withdrawn, modified or qualified in any manner adverse to Porter Bancorp, the favorable recommendation of the Merger; or taken any other action or made any other statement in connection with the Shareholders Meeting inconsistent with a favorable recommendation of this transaction (any such action in this preceding clause, a "Change in Recommendation"); or

                  (g) By Company at any time during the three-Business Day period commencing on the Determination Date if the Average Porter Closing Price shall be less than $18.58 (20% reduction).

                  (h) By Porter Bancorp at any time during the three-Business Day period commencing on the Determination Date if the Average Porter Closing Price shall be greater than $27.88 (20% increase).

         7.02 Effect of Termination. Upon termination of this Agreement by either Porter Bancorp or Company pursuant to this Section 7 (except for this Section 7, the confidentiality provisions of Section 5.03, and Section 8.03 in its entirety, which shall survive to the fullest extent permitted by law), (a) this Agreement shall be void and of no further effect, and (b) there shall be no liability by reason of this Agreement, or the termination thereof on the part of Porter Bancorp, Merger Subsidiary, Company or the Bank or the respective directors, officers, employees, agents or shareholders of any of them, unless such termination results from a party's willful misrepresentation or intentional breach of any covenant or representation or warranty contained herein. In such event, the terminating party shall have all remedies available to it at law or in equity.

         7.03  Termination Amount and Expenses.

                  (a) Except as set forth in this Section 7.03, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 8.03.

                  (b) Company shall pay to Porter Bancorp, by wire transfer of immediately available funds, a termination fee in the amount of $500,000 (the "Termination Fee") if:

                      (i) This  Agreement is terminated  by Company  pursuant to
Section 7.01(e); or

                      (ii) (A) This Agreement is terminated by Porter Bancorp pursuant to Section 7.01(c)(i) as a result of a willful breach by Company or
Section 7.01(f) (provided that Porter Bancorp shall not have been in breach of a material term of this Agreement at the time the Company Board made a Change in Recommendation), or by Porter Bancorp or Company pursuant to Section
7.01(d)(ii); and (B) at any time after the date of this Agreement, an Acquisition Proposal with respect to Company shall have been publicly announced, publicly proposed or commenced; and (C) within twelve (12) months after the date of such termination, Company shall have entered into an agreement relating to such previously announced Acquisition Proposal or such previously announced Acquisition Proposal shall have been consummated. No Termination Fee shall be paid unless all of the conditions set forth in subclauses (A), (B) and (C), above, have occurred.

                      The Termination Fee shall be payable (i) on the date of termination of this Agreement in the case of clause (i) above and (ii) two (2) Business Days after the first to occur of the execution of the agreement relating to an Acquisition Proposal or consummation of the Acquisition Proposal in the case of clause (ii) above. Upon payment of the Termination Fee in accordance with this Section 7.03, Company shall have no further liability to Porter Bancorp at law or in equity with respect to such termination under
Section 7.01(e), 7.01(c) or 7.01(f), or otherwise with respect to this Agreement.

                  (c) Company agrees that, if (i) Porter Bancorp shall terminate this Agreement pursuant to Section 7.01(c), (ii) either Porter Bancorp or Company terminate this Agreement pursuant to Section 7.01(d)(ii), (iii) Company shall terminate this Agreement pursuant to Section 7.01(e), or (iv) Porter Bancorp shall terminate this Agreement pursuant to Section 7.01(f) (provided that Porter Bancorp shall not have been in breach of a material term of this Agreement at the time the Company Board made a Change in Recommendation), then Company shall pay to Porter Bancorp, within five (5) Business Days of receipt by Company of a written notice from Porter Bancorp evidencing Porter Bancorp's documented expenses, an amount equal to Porter Bancorp's documented expenses; provided that such amount shall not exceed $200,000. Notwithstanding the foregoing, any recovery by Porter Bancorp under Section 7.03(b) shall not preclude Porter Bancorp from also recovering under this Section 7.03(c) provided that the amount payable under Section 7.03(b) shall be net of any amount recovered under this Section 7.03(c).

                  (d) Porter Bancorp agrees that if Company shall terminate this Agreement pursuant to Section 7.01(c), then Porter Bancorp shall pay to Company, within five (5) Business Days of receipt by Company of a written notice from Company evidencing Company's documented expenses, an amount equal to Company's documented expenses; provided that such amount shall not exceed $200,000.

                  (e) Each of Company and Porter Bancorp acknowledges that the agreements contained in this Section 7.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, such party would not enter into this Agreement; accordingly, if a party fails to pay promptly amounts due hereunder, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the party that fails to pay for such amounts, the non-prevailing party shall pay the prevailing party's reasonable expenses (including reasonable attorneys' fees) incurred in connection with such suit.

                  (f) Any payment  required to be made  pursuant to this Section
7.03 shall be made on the requisite payment date by wire transfer of immediately available funds to an account designated by the party to be paid.

                                    SECTION 8
                                    ---------

                                  Miscellaneous
                                  -------------

         8.01 Deliveries and Notices. Any deliveries, notices or other communications required or permitted hereunder shall be deemed to have been duly made or given: (i) if delivered in person; (ii) if sent by registered mail, return receipt requested, postage prepaid; (iii) if sent by a nationally recognized overnight courier service; or (iv) if sent by facsimile, provided, however, that facsimile is promptly confirmed by overnight delivery, and in each case, addressed as follows:

                  (a)   If to Company or the Bank:

                        Ohio County Bancshares, Inc.
                        200 North Main Street
                        Beaver Dam, Kentucky  42320
                        Attn: Patricia B. Wheeler
                        Fax: (270) 274-9015

                  with a copy to:

                        Frost Brown Todd LLC
                        400 West Market Street, 32nd Floor
                        Louisville, Kentucky  40202-3354
                        Attn: R. James Straus
                        Fax: (502) 581-1087


                  (b)   If to Porter Bancorp:

                        Porter Bancorp, Inc.
                        2500 Eastpoint Parkway
                        Louisville, Kentucky  40223
                        Attn: Maria L. Bouvette, President and CEO
                        Fax: (502) 499-4812
                  with a copy to:

                        Porter Bancorp, Inc.
                        2500 Eastpoint Parkway
                        Louisville, Kentucky  40223
                        Attn: C. Bradford Harris, Corporate General Counsel
                        Fax: (502) 499-4812


or if sent to such substituted address as Company, the Bank or Porter Bancorp has given to the other in writing.

         8.02 Waivers. No waivers or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this Agreement shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

         8.03 Expenses. Except as otherwise provided in this Agreement, each party shall assume and pay its own legal, accounting and other expenses incurred in connection with the transactions contemplated by this Agreement. Porter Bancorp shall bear the expenses of applying for regulatory approval for the Merger. Company shall cause its attorneys and accountants to bill it on a monthly basis for all fees and expenses incurred and shall promptly accrue and pay such bills.

         8.04 Headings, Counterparts, and Pronouns. The headings in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Wherever from the context it appears appropriate, pronouns stated in the masculine, feminine or neuter in this Agreement shall include the masculine, feminine and neuter.

         8.05 Annexes and Disclosure Memorandum. The annexes and disclosure memorandum to this Agreement are incorporated herein by this reference and expressly made a part hereof.

         8.06 Entire Agreement. All prior negotiations and agreements, by and between Company and Porter Bancorp are superseded by this Agreement and the Voting Agreements, and there are no representations, warranties, understandings or agreements between the parties other than those expressly set forth herein or in an annex or disclosure letter delivered or to be delivered in connection herewith.

         8.07 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Kentucky and the United States.

         8.08 Termination of Representations and Warranties. The representations and warranties contained in this Agreement shall terminate at the Effective Time, and shall thereafter be of no further force and effect.

         8.09 Bank. The Bank joins in this Agreement for the purpose of acknowledging the covenants of Company hereunder, making the covenants set forth in Sections 5.01, 5.02, 5.03, 5.07, 5.09, 5.11, 5.12 and 5.22 and representing and warranting to Porter Bancorp that, to its knowledge, the representations of Company herein as to the Bank or its business, are true and correct in all material respects. The Bank acknowledges that in consideration of the foregoing, the Bank shall benefit from a smooth and orderly transition in the ownership and control of Company.

         8.10 Knowledge. The phrases "know" or "knowledge" means the actual knowledge, after reasonable inquiry, of the executive officers of Company and Porter Bancorp, respectively.


         8.11 Benefit and Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns; provided, however, that no party to this Agreement shall assign its rights or obligations hereunder without the express written consent of the other party, which consent shall not be unreasonably withheld.

         8.12 No Third Party Beneficiaries. It is expressly understood and agreed by the parties hereto that any representation, warranty or covenant by a party contained herein is made only for the benefit of the other party hereto, and that accordingly no person or entity not a party to this Agreement shall have any cause of action with respect to (or be deemed in any fashion a third party beneficiary of) any representation, warranty or covenant (or breach thereof) in this Agreement.

         8.13 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Company and the Bank shall take all such necessary action.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Company, the Bank, Porter Bancorp and Merger Subsidiary have executed and delivered multiple originals of this Agreement as of the date set forth in the preamble hereto.

                                  OHIO COUNTY BANCSHARES, INC.


                                  By: /s/ Patricia B. Wheeler
                                      -----------------------

                                  Title: Chairman of the Board
                                         ---------------------

                                  KENTUCKY TRUST BANK


                                  By: /s/ Patricia B. Wheeler
                                      -----------------------

                                  Title: Chairman of the Board
                                         ---------------------

                                  PORTER BANCORP, INC.


                                  By: /s/ Maria L. Bouvette
                                      ---------------------

                                  Title: President and Chief Executive Officer
                                         -------------------------------------

                                  PBIB CORPORATION, INC.


                                  By: /s/ Maria L. Bouvette
                                      ---------------------

                                  Title: President and Chief Executive Officer
                                         -------------------------------------

                                     ANNEX A

                                Voting Agreement
                                ----------------

                  This is a VOTING AGREEMENT dated as of June 16, 2007 (the "Agreement") by and between the undersigned holder of capital stock ("Shareholder") of Ohio County Bancshares, Inc., a Kentucky corporation
("Company"),   and  Porter  Bancorp,   Inc.,  a  Kentucky  corporation  ("Porter
Bancorp"). Capitalized terms used herein and not defined herein have the respective meanings set forth in the Merger Agreement (as defined herein).

                  WHEREAS, Porter Bancorp and Company have entered into the Agreement and Plan of Merger, dated as of June 16, 2007 (as such agreement may be subsequently amended or modified is hereinafter referred to as the "Merger Agreement"), providing for the merger of PBIB Corporation, Inc., formed by Porter Bancorp, into Company (the "Merger");

                  WHEREAS, as of the date hereof, Shareholder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) and/or has voting power with respect to the number of shares of common stock, no par value (the "Common Stock") of Company set forth opposite Shareholder's name on Appendix 1 attached hereto (such shares, together with any other shares of Common Stock which Shareholder acquires beneficial ownership in any capacity or voting power with respect to after the date hereof and prior to the termination of this Agreement, are hereinafter referred to as the "Shares"); and

                  WHEREAS, as a condition to the willingness of Porter Bancorp to enter into the Merger Agreement, Porter Bancorp has required that each Specified Shareholder enter into this Agreement with respect to such Shares; and

                  NOW, THEREFORE, in consideration of, and as a condition to, Porter Bancorp entering into the Merger Agreement, and in consideration of the expenses incurred and to be incurred by Porter Bancorp in connection therewith, the parties hereto agree as follows:

         1. Agreement to Vote. Subject to Shareholder's review of the Proxy Statement/Prospectus, while this Agreement is in effect, Shareholder agrees to vote or cause to be voted all Shares that Shareholder shall be entitled to so vote, whether such Shares are held of record or beneficially owned by Shareholder at a meeting of Company's shareholders to be called and held following the date hereof (including any adjournment or postponement thereof, the "Company Meeting") or at any other meeting of Company's shareholders, and in connection with every action or approval by written consent of Company, (a) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (b) against any Acquisition Proposal.

         2. Agreement to Retain Shares. While this Agreement is in effect, other than as provided herein, Shareholder agrees that he or she will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a lien, claim, charge or other encumbrance), or permit to be sold, assigned, transferred or otherwise disposed of, any Shares beneficially owned by Shareholder, except (a) transfers by will or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers to any other Specified Shareholder who has executed a copy of this Agreement on the date hereof with respect to the Shares held by such Shareholder, (c) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and (d) as Porter Bancorp may otherwise agree in its sole discretion.

         3. Agreement to Cooperate. Shareholder agrees to cooperate with Porter Bancorp and Company in doing all things reasonably necessary, proper or advisable under applicable law as promptly as reasonably practicable to consummate and make effective the Merger and the other transactions contemplated by this Agreement.

         4. Legend. Shareholder acknowledges that Company shall cause its transfer agent to note on its records for Company (in whatever form maintained) that such Shares are subject to the restrictions on voting and transfer set forth herein, and at Porter Bancorp's request shall have any existing certificates representing Shares subject to this Agreement canceled and reissued bearing the following legend:

         "THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN VOTING AND TRANSFER RESTRICTIONS CONTAINED IN A VOTING AGREEMENT BY AND BETWEEN PORTER BANCORP, INC. AND CERTAIN BENEFICIAL OWNERS OF OHIO COUNTY BANCSHARES, INC. AND THE SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE THEREWITH. COPIES OF THE ABOVE-REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF OHIO COUNTY BANCSHARES, INC."

         5. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Porter Bancorp as follows:

                  (a)  Shareholder has the complete and  unrestricted  power and the unqualified right to enter into and perform the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a legal, valid and binding agreement with respect to Shareholder, enforceable against Shareholder in accordance with its terms, except to the extent enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights and remedies generally.

                  (b) Shareholder (i) beneficially owns the number of Shares indicated opposite Shareholder's name on Appendix 1 hereto, and has unrestricted voting power with respect to such Shares with no limitations, qualifications or restrictions on such rights and (ii) does not beneficially own any shares of capital stock of Company other than such Shares as to which Shareholder does not have voting power, except as disclosed on Appendix 1.

                  (c) There are no proxies, voting trusts or understandings to or by which Shareholder is a party or bound or that expressly requires that any of the Shares be voted in a specific manner other than as provided in this Agreement or that provides for any right on the part of any other person other than Shareholder to vote such Shares.

         6. Term of Agreement. This Agreement shall remain in full force and effect until the earlier of (a) the consummation of the Merger or (b) the termination of the Merger Agreement in accordance with its terms.

         7. Specific Performance; Injunctive Relief. Shareholder has signed this Agreement intending to be bound thereby. Shareholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against Shareholder. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

         8. Waivers. No waivers of any breach of this Agreement extended by Porter Bancorp to Shareholder shall be construed as a waiver of any rights or remedies of Porter Bancorp with respect to any other Specified Shareholder or with respect to any subsequent breach of Shareholder or any other shareholder of Company.

         9. Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         10. Governing Law. This Agreement is deemed to be signed as a sealed instrument and is to be governed by the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

         11. Individual Capacity. As regards the provisions of this Agreement related to voting of Shares, the parties hereto acknowledge that Shareholder is entering into this Agreement solely in his or her capacity as an individual shareholder and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Shareholder, in his or her capacity as a director of Company or any Company Subsidiary, to act or fail to act in accordance with his or her fiduciary duties in such director capacity. Furthermore, the Shareholder makes no agreement or understanding herein in his or her capacity as a director of Company or any Company Subsidiary.

         12. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

         EXECUTED as of the date first above written.

SHAREHOLDER                                 PORTER BANCORP, INC.


_______________________________             By: ________________________________
Signature

_______________________________             Title: _____________________________
Print Name

                                   Appendix 1

                            Shares Beneficially Owned
                            -------------------------



----------------------------------------    ------------------------------------
                                            Number of
Print Name                                  Shares
----------------------------------------    ------------------------------------

----------------------------------------    ------------------------------------

----------------------------------------    ------------------------------------

----------------------------------------    ------------------------------------

----------------------------------------    ------------------------------------

----------------------------------------    ------------------------------------

----------------------------------------    ------------------------------------

                                     ANNEX B

                             Specified Shareholders
                             ----------------------

1.   Patricia B. Wheeler

2.   TAP Investments, L.L.C.

3.   Hayward Spinks

                                     ANNEX C

                      Form of Rule 145 Affiliate Agreement
                      ------------------------------------

                                  June __, 2007

Porter Bancorp, Inc.
2500 Eastpoint Parkway
Louisville, Kentucky 40223

Ladies and Gentlemen:

         The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Ohio County Bancshares, Inc., a Kentucky corporation ("Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of June 16, 2007 (the "Merger Agreement"), executed among Company and Porter Bancorp, Inc., a Kentucky corporation ("Porter Bancorp"), PBIB Corporation, Inc. ("Merger Subsidiary"), Company will be merged with Merger Subsidiary (the "Merger").

         As a result of the Merger, the undersigned may receive shares of common stock of Porter Bancorp (such shares received by the undersigned as a result of the Merger are hereinafter referred to as the "Porter Bancorp Shares") in exchange for shares of common stock of Company owned by the undersigned. Terms capitalized but not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

         The undersigned represents, warrants and covenants to Porter Bancorp that:

         (a) The undersigned shall not make any sale, transfer or other disposition of the Porter Bancorp Shares in violation of the Securities Act or the rules and regulations promulgated thereunder.

         (b) The undersigned has carefully read this agreement and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Porter Bancorp Shares, to the extent the undersigned has considered necessary, with the undersigned's counsel or counsel for Company.

         (c) The undersigned has been advised that the issuance of Porter Bancorp Shares to the undersigned pursuant to the Merger has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the shareholders of Company, the undersigned may be deemed to have been an affiliate of Company and the distribution by the undersigned of the Porter Bancorp Shares has not been registered under the Securities Act, the undersigned may not sell, transfer or otherwise dispose of Porter Bancorp Shares issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act (as hereafter amended, "Rule 145"), or (iii) Porter Bancorp has received an opinion of counsel reasonably acceptable to Porter Bancorp (or other evidence reasonably acceptable to Porter Bancorp) that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

         (d) The undersigned understands that Porter Bancorp is under no obligation to register the sale, transfer or other disposition of the Porter Bancorp Shares by the undersigned or on the undersigned's behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         (e) The undersigned also understands that stop transfer instructions will be given to Porter Bancorp's transfer agent with respect to the Porter Bancorp Shares and that there will be placed on the certificates for the Porter Bancorp Shares issued to the undersigned, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED _________, 2007, BETWEEN THE REGISTERED HOLDER HEREOF AND PORTER BANCORP, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PORTER BANCORP, INC."

         (f) The undersigned also understands that unless the transfer by the undersigned of the undersigned's Porter Bancorp Shares has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Porter Bancorp reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         (g) It is understood and agreed that at the request of the undersigned the legends set forth in paragraphs (e) and (f) above shall be removed by delivery of substitute certificates without such legend and the related stop transfer instructions will be lifted forthwith, at such time as (i) the undersigned is not, and has not been for at least three months, an affiliate of Porter Bancorp, and a period of at least two years (as determined in accordance with paragraph (d) of Rule 144 under the Securities Act) has elapsed since the date of consummation of the Merger or (ii) Porter Bancorp shall have received an opinion of counsel or other evidence, in each case reasonably acceptable to Porter Bancorp, that such legend and stop transfer instructions are not required for purposes of the Securities Act.

         Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of Company as described in the first paragraph of this letter, or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                                 Very truly yours,



                                                 [signature]


                                                 [typed or printed name]


Agreed and Accepted this __ day of ______, 2007 by


PORTER BANCORP, INC.


By:
   ----------------------------------------

Name:
     --------------------------------------

Title:
      -------------------------------------

                                     ANNEX D

                         Opinion of Counsel for Company
                         ------------------------------

Subject to standard qualifications and Frost Brown Todd, LLC opinion policies:

         (i) Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky.

         (ii) The Bank is a Kentucky banking corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky.

         (iii) The Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

         (iv) Company and the Bank have the requisite corporate power and authority to enter into the Agreement and to perform their obligations thereunder.

         (v) The execution and delivery of the Agreement by Company and the Bank, and the consummation by Company and the Bank of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of Company and the Bank.

         (vi) The Agreement has been duly executed and delivered by Company and the Bank and is a valid and binding obligation of Company and the Bank enforceable against Company and the Bank in accordance with its terms.

         (vii) As of the date hereof and before giving effect to the transactions contemplated by the Agreement, the authorized capital stock of Company consists of _________ shares of Company Common Stock and _________ shares of non-voting preferred stock and, to our knowledge, (1) __________ shares of Company Common Stock are issued and outstanding and ______ shares of non-voting preferred stock are issued and outstanding; (the "Company Outstanding Shares"); (2) all of the Company Outstanding Shares have been duly authorized, validly issued and are fully paid and non-assessable; and (3) except as set forth in Item 3.04 of the Company Disclosure Memorandum, there are no outstanding options, warrants, contracts, or commitments to which Company is a party entitling any Person to purchase or otherwise acquire from Company any of the outstanding shares of Company Common Stock or non-voting preferred stock or any securities convertible into or exchangeable for any of the Company Common Stock or non-voting preferred stock.

         (viii) As of the date hereof and before giving effect to the transactions contemplated by the Agreement, the authorized capital stock of the Bank consists of ____________ shares of common stock, $10.00 par value per share, and, to our knowledge, (1) _______ are issued and outstanding (collectively, the "Bank Outstanding Shares"); (2) all of the Bank Outstanding Shares have been duly authorized, validly issued and are fully paid and non-assessable; and (3) except as set forth in Item 3.04 of the Company Disclosure Memorandum, there are no outstanding options, warrants, contracts, or commitments to which the Bank is a party entitling any Person to purchase or otherwise acquire from the Bank any of the outstanding shares of the capital stock of the Bank or any securities convertible into or exchangeable for any of the outstanding shares of the capital stock of the Bank.

         (ix) Except for compliance with legal requirements as contemplated by the Agreement, the execution, delivery and performance of the Agreement by Company and the Bank does not, and the consummation of the transactions contemplated thereby by Company and the Bank does not and will not (1) violate any law that is applicable to Company or the Bank, which violation would have a Material Adverse Effect on Company or any of the Company Subsidiaries; or (2) violate the Articles of Incorporation or Bylaws of Company or the Bank.

         (x) Except for the filing of articles of merger with the Kentucky Secretary of State, no consent or approval, and no registration or filing with, any governmental agency, authority or other governmental unit is required, under any law applicable to Company or the Bank, other than such consents and approvals as have been obtained and registrations and filings as have been made, for Company or the Bank to consummate the transactions provided for in the Agreement.

         (xi) To our knowledge, except as disclosed in the Company Disclosure Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, now pending or threatened, against Company or any Company Subsidiary which, if adversely determined, would have a Material Adverse Effect on Company or any Company Subsidiary whether or not the Merger is consummated.

         (xii) To our knowledge, there is no action, suit or proceeding pending against Company or the Bank which questions the validity of the Agreement or of any action taken or to be taken by Company or the Bank pursuant to the Agreement.

         Such opinion may expressly rely as to matters of fact upon certificates furnished by appropriate officers of Company or the Bank or appropriate governmental officials.

                                     ANNEX E

             Opinion of Corporate General Counsel for Porter Bancorp
             -------------------------------------------------------

         (i) Each of Porter Bancorp and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky.

         (ii) PBI Bank is a Kentucky banking corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky.

         (iii) PBI Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

         (iv) Porter Bancorp and Merger Subsidiary have the requisite corporate power and authority to enter into the Agreement and to perform their obligations thereunder.

         (v) The execution and delivery of the Agreement by Porter Bancorp and Merger Subsidiary, and the consummation by Porter Bancorp and Merger Subsidiary of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of Porter Bancorp and Merger Subsidiary.

         (vi) The Agreement has been duly executed and delivered by Porter Bancorp and Merger Subsidiary and is a valid and binding obligation of Porter
Bancorp and Merger Subsidiary enforceable against Porter Bancorp and Merger Subsidiary in accordance with its terms.

         (vii) As of the date hereof and before giving effect to the transactions contemplated by the Agreement, the authorized capital stock of Porter Bancorp consists of _________ shares of Porter Bancorp Common Stock and _________ shares of preferred stock and, to my knowledge, (1) __________ shares of Porter Bancorp Common Stock are issued and outstanding and ______ shares of preferred stock are issued and outstanding; (the "Porter Outstanding Shares"); and (2) all of the Porter Outstanding Shares have been duly authorized, validly issued and are fully paid and non-assessable.

         (viii) As of the date hereof and before giving effect to the transactions contemplated by the Agreement, the authorized capital stock of PBI Bank consists of ____________ shares of common stock, no par value per share, and, to my knowledge, (1) _______ are issued and outstanding (collectively, the "Bank Outstanding Shares"); and (2) all of the Bank Outstanding Shares have been duly authorized, validly issued and are fully paid and non-assessable.

         (ix) Except for compliance with legal requirements as contemplated by the Agreement, the execution, delivery and performance of the Agreement by Porter Bancorp and Merger Subsidiary does not, and the consummation of the transactions contemplated thereby by Porter Bancorp and Merger Subsidiary does not and will not (1) violate any law that is applicable to Porter Bancorp and Merger Subsidiary, which violation would have a Material Adverse Effect on Porter Bancorp or any of the Porter Bancorp Subsidiaries; or (2) violate the Articles of Incorporation or Bylaws of Porter Bancorp and Merger Subsidiary.

         (x) Except for the filing of articles of merger with the Kentucky Secretary of State, no consent or approval, and no registration or filing with, any governmental agency, authority or other governmental unit is required, under any law applicable to Porter Bancorp and Merger Subsidiary, other than such consents and approvals as have been obtained and registrations and filings as have been made, for Porter Bancorp and Merger Subsidiary to consummate the transactions provided for in the Agreement.

         (xi) To my knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, now pending or threatened, against Porter Bancorp or any Porter Bancorp Subsidiary which, if adversely determined, would have a Material Adverse Effect on Porter Bancorp or any Porter Bancorp Subsidiary whether or not the Merger is consummated.

         (xii) To my knowledge, there is no action, suit or proceeding pending against Porter Bancorp or Merger Subsidiary which questions the validity of the Agreement or of any action taken or to be taken by Porter Bancorp or Merger Subsidiary pursuant to the Agreement.

         Such opinion may expressly rely as to matters of fact upon certificates furnished by appropriate officers of Porter Bancorp or Merger Subsidiary or appropriate governmental officials.